As filed with the Securities and Exchange Commission on December 7, 2012

Registration No.: 333-177280

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 11
to

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	45-2853218
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75 Rockefeller Plaza, 14th Floor
New York, NY 10019
(212) 350-8205
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher D. Brady
President
c/o The Chart Group, LP
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
(212) 350-8205
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Jack I. Kantrowitz, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500 (212) 884-8645 — Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)(4)	8,625,000	$10.00	$86,250,000	$9,884.25
Shares of Common Stock included as part of the Units (2)(4)	8,625,000	—	—	—	(3)
Warrants included as part of the Units (2)(4)	8,625,000	—	—	—	(3)
Total			$86,250,000	$9,884.25	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Includes 1,125,000 units, 1,125,000 shares of common stock and 1,125,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover overallotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)	$13,179 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated December 7, 2012

$75,000,000

Chart Acquisition Corp.

7,500,000 Units

Chart Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We are not limited to a particular industry or geographic region for our initial business combination.

This is an initial public offering of our securities. We are offering 7,500,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the consummation of our initial business combination or 12 months from the closing of this offering, and will expire five years after the consummation of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,125,000 units to cover overallotments, if any.

Our sponsor, Chart Acquisition Group LLC, Joseph Wright, our chairman and chief executive officer, and Cowen Overseas Investment LP, an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, have collectively committed to offer to purchase up to 3,750,000 of our issued and outstanding warrants offered to the public in this offering at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and would be completed upon consummation of such initial business combination. An aggregate of $2,250,000 dedicated to fund this warrant tender offer will be deposited by these initial holders into a segregated escrow account upon the consummation of this offering. At the time of the proposed tender offer, each of the aforementioned will also hold private warrants issued in connection with the private placement of units as described in this prospectus, and has agreed not to tender its or his respective placement warrants in the proposed tender offer. The proposed tender offer will only close upon, and simultaneously with, the consummation of our initial business combination. If we are unable to consummate our initial business combination within the allotted time, holders of our outstanding public warrants will receive a pro-rata portion of the proceeds on deposit in the escrow account as promptly as reasonably possible but no more than five business days thereafter, after which time such warrants will expire worthless.

Currently, there is no public market for our units, common stock or warrants. We have applied to have our units listed on Nasdaq under the symbol “CACGU” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cowen and Company, LLC informs us of its decision to allow earlier separate trading, in each case subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate the common stock and warrants will be listed on Nasdaq under the symbols “CACG” and “CACGW,” respectively. Continued on inside front cover.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 27 of this prospectus. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$75,000,000
Underwriting discount(1)	$0.5875	$4,406,250
Proceeds, before expenses, to Chart Acquisition Corp.	$9.4125	$70,593,750

(1)	Includes $0.3125 per unit, or approximately $2.34 million in the aggregate (approximately $2.7 million if the underwriters’ overallotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See “Underwriting” beginning on page 135.

The underwriters expect to deliver the units against payment in New York, New York on                         , 2012.

Deutsche Bank Securities	Cowen and Company

Mitsubishi UFJ Securities

December     , 2012

Continued from front cover

Of the proceeds we receive from this offering and the sale of the units in the private placement described in this prospectus, $75.0 million ($10.00 per share), or approximately $85.9 million (approximately $9.96 per share) if the underwriters’ overallotment option is exercised in full, will be deposited into a trust account at J.P. Morgan Chase Bank, N.A., in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for interest income earned on the trust account balance and released to us for working capital purposes and to pay taxes or dissolution expenses, each as described herein, our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the date of this prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our management resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

We will provide our stockholders with the opportunity to redeem their shares of our common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We intend to consummate our initial business combination and conduct redemptions of shares of common stock for cash without a stockholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC, and the terms of a proposed business combination. If, however, a stockholder vote is required by law or the NASDAQ Capital Market, or Nasdaq, or we decide to hold a stockholder vote for business or other reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we are unable to consummate a business combination within 21 months from the date of this prospectus, we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Chart Acquisition Group LLC, has committed to purchase 231,250 placement units, Joseph Wright, our chairman and chief executive officer, has committed to purchase 12,500 placements units and Cowen Overseas Investment LP, an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, has committed to purchase 131,250 placement units, each consisting of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $11.50, at a price of $10.00 per unit (a total of $3,750,000) in a private placement that will occur simultaneously with the consummation of this offering. These placement units and their component securities are subject to lock-up provisions described herein.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus in its entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 27 and our financial statements and notes thereto that appear elsewhere in this prospectus. Unless otherwise stated in this prospectus, all the information in this prospectus assumes that the underwriters will not exercise their overallotment option.

As used in this prospectus:

•	references to “we,” “us,” “company” or “our company” refer to Chart Acquisition Corp.;

•	references to our “sponsor” refer to Chart Acquisition Group LLC, a Delaware limited liability company formed for the express purpose of acting as the sponsor of this offering. The members of our sponsor are The Chart Group, L.P., an affiliate of Christopher D. Brady, our president and director and Kendall Family Investments;

•	references to “Cowen Overseas” are to Cowen Overseas Investment LP, a Cayman Islands limited partnership and an affiliate of Cowen and Company, LLC, one of the representatives of the underwriters of this offering;

•	references to “founder shares” are to 2,156,250 shares of our common stock sold by us to our sponsor, after giving effect to a 0.75-for-1 reverse split of our shares of common stock effectuated on July 10, 2012. Unless otherwise stated, all amounts in this prospectus have been restated to reflect the retroactive effect of the reverse stock split;

•	references to “initial holders” are to Joseph Wright, Cowen Overseas and our sponsor, each of whom is purchasing placement units in the private placement, and who, collectively, have committed to commence a warrant tender offer to purchase up to 50% of the outstanding public warrants in connection with our initial business combination;

•	references to our “initial stockholders” refers to our sponsor, those of our officers and directors and certain affiliates of The Chart Group L.P., the managing member of our sponsor, that hold founder shares;

•	references to our “management” or our “management team” refer to our officers and certain of our directors;

•	references to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•	references to “public stockholders” refer to the holders of our public shares, which may include our initial stockholders and members of our management team if and to the extent our initial stockholders and/or members of our management team purchase public shares, provided that any of our initial stockholders’ and a member of management’s status as a “public stockholder” shall only exist with respect to such public shares;

•	references to “private placement” refers to the private placement of 231,250 placement units being purchased by our sponsor, 12,500 placement units being purchased by Joseph Wright and 131,250 placement units being purchased by Cowen Overseas, that will occur simultaneously with the consummation of this offering for a purchase price of $10.00 per placement unit for a total purchase price of $3,750,000;

•	references to “placement units” are to an aggregate of 375,000 units being purchased separately by the initial holders in the private placement, each placement unit consisting of one placement share and one placement warrant;

•	references to “placement shares” are to an aggregate of 375,000 shares of our common stock included within the placement units being purchased separately by our initial holders;

•	references to “placement warrants” are to warrants to purchase an aggregate of 375,000 shares of our common stock included within the placement units being purchased separately by our initial holders in the private placement, and which will not be tendered in the proposed warrant tender offer; and

•	references to “tendered public warrants” are to the up to 3,750,000 public warrants that our sponsor, Joseph Wright and Cowen Overseas or their designees have agreed, collectively, to offer to purchase at $0.60 per warrant pursuant to a proposed tender offer that would commence after our announcement of our initial business combination and would be completed upon the consummation of such initial business combination, and does not include any placement warrants, which the sponsor, Joseph Wright and Cowen Overseas have agreed not to tender in the tender offer.

General

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have conducted no operations and have generated no revenues to date and we will not generate operating revenues at the earliest until we consummate our initial business combination.

We seek to capitalize on the global network and investing and operating experience of our management team to identify, acquire and operate one or more businesses focused on the provision and/or outsourcing of government services operating within or outside of the United States, although we may pursue acquisition opportunities in other business sectors. We believe that the acquisition and operation of an established business focused on the provision and/or outsourcing of government services will provide a foundation from which to build, through acquisition or organic growth, a diversified business platform. We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire to satisfy the demand for the provision and/or outsourcing of government services created by the expected constraints on state and federal budgets. However, our management team’s global network and investing and operating experience do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are concurrently involved with other businesses. There is no guarantee that our current officers and directors will continue their respective roles, or any other role, after our initial business combination, and their expertise may only be of benefit to us until our initial business combination is completed. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses.

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. We will not consider any transaction that does not meet these criteria. Even though we will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned), which is in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee, and which we refer to as the trust account, at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Our management team intends to focus on increasing stockholder value by growing revenue (through organic growth and acquisitions) and improving the efficiency of business operations of the acquired company. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Opportunities for Platform Growth: We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. Particularly in regard to the provision and/or outsourcing of government services, we may initially consider those sectors that complement our management team’s background, such as information technology and analysis, communications, equipment manufacturing and assembling, advanced materials, electronic components, and imaging and sensors.

•	History of and Potential for Strong Free Cash Flow Generation: We will seek to acquire one or more businesses that have the potential to generate strong free cash flow (i.e., companies that typically generate cash in excess of that required to maintain or expand the business’s asset base ). We will focus on one or more businesses that have recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance stockholder value.

•	Established Companies with Proven Track Records: We will seek to acquire established companies, particularly those focused on industries connected to the provision and/or outsourcing of government services with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. Although we are not restricted from doing so, we do not intend to acquire start-up companies.

•	Experienced and Motivated Management Teams: We will seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We expect that the operating expertise of our officers and directors will complement, not replace the target’s management team.

•	Strong Competitive Industry Position: We will seek to acquire businesses focused on the provision and/or outsourcing of government services industries that have strong fundamentals although we may acquire businesses in other industries. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our management team and board of directors have engaged in many different aspects of government services with a focus on defense, intelligence and national security and, as a result, have developed a global network of contacts in those sectors. We anticipate that our management team’s global network of contacts would provide us with insight into the changing nature and needs of these sectors which tend to predominantly fall under the purview of state and federal governments. We believe we can leverage the experience of our officers and directors and the network of contacts they maintain within these industries to identify and potentially consummate a business combination within these sectors.

Our chairman and chief executive officer, Joseph R. Wright, has served in the United States government in various capacities since the 1980s and is currently a member of the Defense Business Board. Mr. Wright also has corporate experience, including as chief executive officer of PanAmSat Corporation and chairman of Intelsat Ltd., providers of satellite/fiber services with global fleets providing services to international corporations and governments. Mr. Wright has additional industry experience through his role as chairman of GRC International, a public company providing advanced information technologies primarily to government customers. Mr. Wright is also an independent director of Cowen Group, Inc., the parent company of Cowen and Company, LLC, one of the lead underwriters in this offering. Our president, Christopher D. Brady, who is affiliated with The Chart Group L.P., a member of our sponsor, has over 25 years experience in private equity, venture capital, corporate finance and capital markets. Mr. Brady has had experience working on various government-related transactions, a focus of the business of The Chart Group L.P. Our chief financial officer, Michael LaBarbera, serves as managing director of Chart Group Advisors, an affiliate of The Chart Group L.P., and has over 25 years experience in arranging acquisition and growth capital financings for both private and public companies. Peter A. Cohen, one of our directors, is Chairman and Chief Executive Officer of Cowen Group, Inc. Mr. Cohen has over 40 years experience in the financial industry, including serving as Chairman and Chief Executive Officer of Shearson Lehman Brothers. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Markets Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, Kroll, Inc., and L-3 Communications. He is presently a Director of Mount Sinai Hospital, Safe Auto Insurance, and Scientific Games Corporation.

Our knowledge of the government service industry is further enhanced by virtue of the experience of certain of our other directors. In 2003, Governor Thomas Ridge, a director, former Congressman and former Governor of Pennsylvania, was appointed the first Secretary of the Department of Homeland Security by President George W. Bush. Senator Robert Kerrey, a director, was the Governor of Nebraska from 1983-1987, and was elected to the United States Senate in 1988 and reelected in 1994. Both Governor Ridge and Senator Kerrey served in the Vietnam War. Senator Kerrey was a member of the National Commission on Terrorist Attacks on the United States, or as commonly called the “9-11 Commission”, an independent, bipartisan commission created by congressional legislation and the signature of President Bush in 2002, chartered to prepare a full and complete account of the circumstances surrounding the September 11, 2001 terrorist attacks, including preparedness for and the immediate response to the attacks. The Commission was also mandated to provide recommendations designed to guard against future attacks. Governor Ridge gave key testimony before the 9-11 Commission, and between Governor Ridge and Senator Kerrey, they have a deep understanding of the government and the defense industry through their political and military backgrounds. Our director, Timothy N. Teen is a founder of Chart Venture Partners, an affiliate of our sponsor, and founded Blue Ocean Capital Partners, a strategic advisory firm to the Aerospace & Defense sectors and serves as its chief executive officer. Since 2004, Mr. Teen has served as the president and chief executive officer of InSitech, Inc., a government services firm that advises the United States Army, Navy and Marines on private sector trends and technology related issues.

In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with our sponsor or an affiliate of our sponsor in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, that such an initial business combination is fair to our stockholders from a financial point of view.

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. In addition, our officers and directors have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the date of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards.

Our executive offices are located at 75 Rockefeller Plaza, 14th Floor, New York, NY 10019 and our telephone number is (212) 350-8205.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also, among other things, the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 27 of this prospectus.

Securities offered	7,500,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.
Proposed NASDAQ Capital Market symbols	Units: “CACGU”
Common Stock: “CACG”

Warrants: “CACGW”

Trading commencement and separation of common stock and warrants
We anticipate the units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cowen and Company, LLC informs us of its decision to allow earlier separate trading, subject, in each case, to our having filed the Current Report on Form 8-K as described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will our common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option.

Units:

Number of placement units outstanding before this offering	0

Number of placement units to be sold simultaneously with this offering	375,000

Number of units to be outstanding after this offering and the private placement	7,875,000

Common stock:

Number outstanding before this offering	2,156,250(1)(2)

Number outstanding after this offering	9,750,000(2)(3)

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants outstanding after this offering	7,875,000(3)(4)

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.

Exercise price	$11.50 per share, subject to adjustments as described herein.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the consummation of our initial business combination, or

• 12 months from the closing of this offering;

provided that no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock is available, and such shares are registered, qualified or exempt from registration under the securities laws of

(1)	This number includes an aggregate of 281,250 founder shares (not including founder shares held by Messrs. Wright, Ridge, Kerrey, Teen and Medina) that are subject to forfeiture to the extent that the overallotment option is not exercised by the underwriters.

(2)	This number includes all founder shares in an aggregate amount equal to 20% of our issued and outstanding shares (excluding the placement shares) after this offering and the expiration of the underwriters’ overallotment option. A number of founder shares in an amount equal to 2.5% of our shares of common stock issued and outstanding after expiration of the underwriters’ overallotment option (excluding the placement shares) are subject to forfeiture on a pro-rata basis by our initial stockholders in the event the last sales price of our stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares in an amount equal to 2.5% of our shares of common stock issued and outstanding after expiration of the underwriters’ overallotment option (excluding the placement shares) will be subject to forfeiture on a pro-rata basis by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. Our initial stockholders have agreed that, except as set forth herein, they will not sell or transfer any of their founder shares until the earlier of: (i) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and, to the extent applicable, have agreed that such shares will be subject to lockup and will not sell or transfer founder shares that remain subject to forfeiture as described above, until such time as the related forfeiture provisions no longer apply.

(3)	Assumes no exercise of the underwriters’ overallotment option and the resulting forfeiture of 281,250 founder shares as described in footnote (1) Our sponsor, Joseph Wright, our chief executive officer and chairman of the board, and Cowen Overseas have agreed to purchase, simultaneously with the consummation of this offering, an aggregate of 375,000 private placement units, each unit consisting of one placement share and one placement warrant. Our initial stockholders and Cowen Overseas will hold 21.7% and 1.3%, respectively of the outstanding common stock following this offering and the expiration of the underwriters’ overallotment option. The placement units are not subject to forfeiture but will be subject to transfer restrictions as described in “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”).

(4)	Includes 375,000 placement warrants included in the placement units.

the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and, the date on which all of the warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

The warrants (including any tendered public warrants) will expire at 5:00 p.m., New York time, five years after the consummation of our initial business combination or earlier upon redemption or liquidation; provided that warrants held by Cowen Overseas will expire not later than five years after the date of this prospectus. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the placement warrants or tendered public warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption, or the 30-day redemption period; and

•  if, and only if, the last sale price of our common stock (or the closing bid price of our common stock in the event the shares of common stock are not traded on any specific trading day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

None of the placement warrants or tendered public warrants will be redeemable by us so long as they are held by the initial holders, or their permitted transferees.

Founder shares
Our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.0116 per share. In January 2012, our sponsor transferred an aggregate of 337,500 founder shares to Joseph Wright, Governor Thomas Ridge, Senator Joseph Robert Kerrey and Timothy N. Teen, each of whom is one of our officers and/or directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of our sponsor. Subsequently in January 2012, The Chart Group, L.P. transferred, an aggregate of 525,469 shares of our common stock to certain of our officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, our sponsor transferred an aggregate of 37,500 founder shares to Manuel D. Medina, who joined our board of directors on March 15, 2012.

The founder shares include an aggregate of 281,250 shares subject to forfeiture by certain of our initial stockholders to the extent that the underwriters’ overallotment option is not exercised in full, so that our initial stockholders will own in the aggregate a number of shares equal to 21.7% of our issued and outstanding shares of common stock after this offering (which includes 1,875,000 founder shares and 243,750 placement shares and assumes they are not required to forfeit the founder earn out shares, as described in this prospectus). A number of founder shares in an amount equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option (excluding the placement shares) are subject to forfeiture by our initial stockholders in the event the last sales price of our common stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares in an amount equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option (excluding the placement shares), will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. None of the placement shares will be subject to forfeiture.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

•  our initial stockholders have agreed: (i) to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of a business combination and (ii) to waive their redemption rights with respect to their founder shares and placement shares if we fail to consummate a business combination within 21 months from the date of this prospectus. However, our initial stockholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination within such time period.

If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares, placement shares and any public shares purchased after the offering in favor of our initial business combination.

Transfer restrictions on founder shares
Each of our initial stockholders has agreed not to transfer, assign or sell any of its founder shares (except to permitted transferees, as described herein under “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants” until: (i) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described below under “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”) and to the extent applicable, it will not sell or transfer founder shares that remain subject to forfeiture until such time as the related forfeiture provisions no longer apply.

Placement Units
Our sponsor has committed to purchase 231,250 placement units, Joseph Wright, our chief executive officer and chairman of the board, has committed to purchase 12,500 placement units and Cowen Overseas Investment LP, an affiliate of Cowen and Company, LLC, one of the representatives of the underwriters of this offering, has committed to purchase 131,250 placement units, each consisting of one share of common stock and one warrant to purchase one share of our common stock exercisable at $11.50, at a price of $10.00 per unit ($3.750 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 21 months from the date of this prospectus, the proceeds from the sale of the placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the placement warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

Transfer restrictions on placement units
The placement units and the component securities contained therein will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination and the placement warrants will be non-redeemable so long as they are held by our sponsor, Mr. Wright or Cowen Overseas or their permitted transferees (except as described herein under “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”); provided that any placement units, placement shares, placement warrants or tendered public warrants held by Cowen Overseas or any of its “related persons” under the rules of the Financial Industry Regulatory Authority may not be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units, placement shares, placement warrants or tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part. If the placement units are held by someone other than the initial holders, or their respective permitted transferees, the placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering.

Proceeds to be held in trust account
$75.0 million, or $10.00 per public share of the proceeds of this offering together with all the proceeds of the private placement of the placement units (approximately $85.9 million, or approximately $9.96 per share, if the underwriters’ overallotment option is exercised in full) will be placed in a segregated trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds include approximately $2.34 million (or approximately $2.7 million if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. An increase in the size of the offering without an increase in the size of the private placement would reduce the per-share amount payable to our public stockholders upon our liquidation or of our public stockholders’ exercise of their redemption rights because the portion of the trust account attributable to the sale proceeds of the private placement will be allocated pro rata among a greater number of public shares. Assuming a 20% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.05.

We may increase the initial amount held in the trust account from approximately $10.00 per public share prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, we expect that the increase would be funded by an increase in the amount of the deferral by the underwriters of the underwriting commissions payable in connection with this offering, an increase in the number of placement units to be purchased by our initial holders or Cowen Overseas at $10.00 per unit and/or a reduction from $925,000 of the amount initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our initial holder, and/or Cowen Overseas purchases additional placement units. We do not intend to reduce the initial amount to be held in the trust account.

Except for any interest income released to us for working capital purposes and to pay taxes or dissolution expenses, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the date of this prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than the interest earned on the trust account, will be available for our use. We may pay our expenses only from:

• such interest; and

•  the net proceeds of this offering not held in the trust account, which will be $925,000 in working capital after the payment of approximately $762,500 in expenses relating to this offering (not including underwriting discounts).

Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act, based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. Even though we (or our stockholders, if we are not the surviving corporation) will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction.

Permitted purchases of public shares by us or our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although neither we nor they currently anticipate paying any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares, because such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the number of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote. However, we will not make any such purchase if the effect thereof would reduce the per share amount in the trust account to less than $10.00 per share ($9.96 if the underwriters’ overallotment option is exercised in full).

Warrant tender offer
Our sponsor, Chart Acquisition Group LLC, Joseph Wright, our chairman and chief executive officer, and Cowen Overseas Investment LP, an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, have collectively committed to offer to purchase up to 3,750,000 of our issued and outstanding warrants at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and would close upon the consummation of such initial business combination. The proposed purchase price of $0.60 was determined by our sponsor, Mr. Wright and Cowen Overseas in consultation with the representatives of the underwriters of this offering and based on these entities’ knowledge of the securities markets. The purpose of the warrant tender offer is twofold: first, unlike other blank check companies, the warrant tender offer provides public warrant holders that may not wish to retain their warrants following our initial business combination the possibility of receiving cash for their warrants; and, second, in the event we liquidate upon a failure to consummate our initial business combination, the public warrant holders would receive a pro rata distribution of the amount in the escrow account in the amount of $0.30 (or approximately $0.26 per warrant if the over-allotment option is exercised in full) for each public warrant they hold, which public warrants, absent such a distribution as with other blank check companies, would expire worthless. As a result, in the event stockholder approval of an initial business combination is sought, those warrant holders that are also stockholders will be incentivized to vote in favor of an initial business combination for the opportunity to receive up to $0.60 per warrant (in the event no more than 3,750,000 warrants are tendered) in place of $0.30 per warrant (in the event of liquidation of the escrow account).

At the time of the proposed tender offer, each of our sponsor, Mr. Wright and Cowen Overseas will hold placement warrants and has agreed not to tender such placement warrants in the proposed tender offer. Through the warrant tender offer, our sponsor, Mr. Wright and Cowen Overseas will collectively offer to purchase up to 50% of the warrants sold as part of the units in this offering, without giving effect to any exercise of the underwriters’ over-allotment option. If the warrant tender offer is consummated, the public stockholders will suffer no dilutive effect as the overall number of outstanding warrants will remain unchanged. However, the relative voting power of our sponsor, Mr. Wright and Cowen Overseas with respect to the public stockholders on a fully diluted basis will increase based on their greater shareholding on an “as exercised” basis.

We expect the tender offer documents relating to the warrant tender offer to include information substantially similar to the information that would be included in a proxy statement or tender offer document provided to public stockholders in connection with a proposed initial business combination. We do not expect the information provided to warrant holders will differ in any material fashion depending on whether the business combination is structured to require a stockholder vote or not.

The warrant tender offer will not be conditioned upon any minimum number of warrants being tendered, but will only be consummated upon, and simultaneously with, the consummation of our business combination. In the event the aggregate number of public warrants validly tendered by the public warrant holders exceeds 3,750,000, each validly submitted offer to sell will be reduced on a pro rata basis in accordance with the terms of the offer to purchase that will be provided to the public warrant holders in connection with the warrant tender offer.

Upon the consummation of this offering, our sponsor, Mr. Wright and Cowen Overseas will deposit an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company, as escrow agent, into a segregated escrow account at Morgan Stanley & Co., LLC (representing $0.60 per warrant for up to 3,750,000 warrants) to fund the warrant tender offer. More specifically, the sponsor will deposit $1,387,500,

Mr. Wright will deposit $75,000 and Cowen Overseas will deposit $787,500. The funds held in the escrow account will be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

If we are unable to consummate our initial business combination within the allotted time, holders of our outstanding public warrants will receive a pro-rata portion of the proceeds on deposit in this escrow account ($0.30 per warrant or approximately $0.26 per warrant if the over-allotment option is exercised in full) as promptly as reasonably possible but no more than five business days thereafter, after which time all such warrants will expire worthless. Interest earned on the amount deposited in the escrow account, if any, will be paid to our sponsor, Mr. Wright and Cowen Overseas in accordance with the terms of the escrow agreement.

Redemption rights for public stockholders upon consummation of our initial business combination
We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share (or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full). There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. However, our sponsor, Mr. Wright and Cowen Overseas have agreed to offer to purchase, collectively, up to 3,750,000 warrants at $0.60 per warrant in a proposed tender offer to be commenced in connection with our initial business combination, as described above. Our initial stockholders have agreed to waive their redemption rights with respect to any public shares they may acquire following this offering, in connection with a tender offer or stockholder vote. Each of our initial stockholders and Cowen Overseas (as applicable) has agreed to waive its redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period.

Manner of conducting redemptions
Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations, even when a vote is not required by law or Nasdaq, if a stockholder vote is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•  conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•  file tender offer documents with the SEC prior to consummating our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•  conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares, placement shares and any public shares purchased after the offering in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, and subject to certain volume limitations described herein.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted against the initial business combination by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum percentage threshold for redemption in our amended and restated certificate of incorporation and since even those public stockholders who vote in favor of our initial business combination have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and the terms of the proposed business combination may require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our common stock electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

Limitation on redemption rights of stockholders holding 13% or more of the shares sold in the offering if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 13% of the shares sold in this offering. However, there is no restriction on our stockholders’ ability to vote all of their shares for or against a business combination.

We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 13% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 13% of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon consummation of our initial business combination” and to pay the underwriters their deferred underwriting discounts. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price as described above and for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination
Our initial stockholders, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business combination. If we have not consummated a business combination within 21 months from the date of this prospectus, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although we expect all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the 21 month time period except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

Each of our initial stockholders and Cowen Overseas (as applicable) has agreed to waive its redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our initial stockholders, Cowen Overseas or any of their respective officers, directors or affiliates, should acquire public shares after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a business combination within the required time period.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate a business combination within 21 months from the date of this prospectus and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our initial stockholders, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

• Repayment of $175,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

• A payment of an aggregate of $10,000 per month to The Chart Group L.P., an affiliate of our sponsor, for office space, secretarial and administrative services;

•  Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination; and

•  Repayment of incremental loans made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, provided that if we do not consummate an initial business combination, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

Audit Committee
We have established and will maintain an audit committee which will be composed of independent directors and, within one year, will be composed of at least three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and at least until we consummate our initial business combination we will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus and read this entire prospectus before investing in the units.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of September 30, 2012
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(154,259)	$73,602,543
Total assets	206,293	75,946,293
Total liabilities	185,000	2,343,750
Value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share)	—	68,602,541
Stockholder’s equity(1)	21,293	5,000,002

(1)	Excludes shares subject to redemption in connection with our initial business combination.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the placement units, repayment of the $175,000 loan made to us by our sponsor and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $75.0 million held in the trust account for the benefit of our public stockholders, which amount, less deferred underwriting commissions, will be available to us only upon the consummation of a business combination within 21 months from the date of this prospectus. The “as adjusted” working capital and “as adjusted” total assets include approximately $2.34 million (or approximately $2.7 million if the underwriters’ overallotment option is exercised in full) representing deferred underwriting commissions.

If no business combination is consummated within 21 months from the date of this prospectus, the proceeds held in the trust account, including the deferred underwriting commissions, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes and the payment of taxes or dissolution, will be used to fund the redemption of our public shares. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate a business combination within such 21 month time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below and all of the other information set forth in this prospectus before, deciding to invest in our units. If any of the events or developments described below occur, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses focused on the provision and/or outsourcing of government services industries. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or Nasdaq, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of Nasdaq or if we decide to hold a stockholder vote for business or other reasons. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except for as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares and placement shares, as well as any public shares purchased by them in or after the offering, in favor of our initial business combination. Our initial stockholders will own shares equal to 21.7% of our issued and outstanding shares of common stock (which includes 243,750 placement shares) immediately following the consummation of this offering. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares and placement shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may consummate a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our amended and restated certificate of incorporation requires us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although each of our initial stockholders and Cowen Overseas (as applicable) has agreed to waive its respective redemption rights with respect to the founder shares and, placement shares, (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a larger number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate or you are able to sell your stock in the open market. If you were to attempt to sell your stock in the open market at such time our stock may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate.

The requirement that we complete a business combination within 21 months from the date of this prospectus may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate a business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate a business combination within 21 months from the date of this prospectus. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into a business combination on terms that we might have rejected upon a more comprehensive investigation.

We may not be able to consummate a business combination within 21 months from the date of this prospectus, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our initial stockholders, officers and directors have agreed that we must complete our initial business combination within 21 months from the date of this prospectus. We may not be able to find a suitable target business and consummate a business combination within such time period. If we have not consummated a business combination within 21 months from the date of this prospectus, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although we expect all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are unable to complete our initial business combination within the prescribed time frame, our warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

Our outstanding warrants may not be exercised until after the completion of our initial business combination and are not entitled to participate in the redemption of the shares of our common stock conducted in connection with the consummation of our business combination, unless a warrant redemption offer is specifically made a part thereof. While our sponsor, Mr. Wright and Cowen Overseas have agreed, collectively, to offer to purchase up to 3,750,000 public warrants at $0.60 per warrant in a proposed tender offer to be commenced in connection with our initial business combination, our warrants will expire worthless (except for the right of our public warrant holders to receive a pro-rata portion of the proceeds on deposit in the escrow account established for the warrant tender offer), and the warrant tender offer will be terminated, if we are unable to consummate a business combination within the 21 month time period, or earlier if our board resolves to liquidate and dissolve pursuant to the expiration of a tender offer conducted in connection with a failed business combination. As a result, in the event stockholder approval of an initial business combination is sought, those warrant holders that are also stockholders will be incentivized to vote in favor of an initial business combination for the opportunity to receive up to $0.60 per warrant (in the event no more than 3,750,000 warrants are tendered) in place of $0.30 per warrant (in the event of liquidation of the escrow account).

If we seek stockholder approval of our business combination, we, our initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares of common stock from public stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following consummation of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our initial stockholders, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although neither we nor any of our initial stockholders, directors, officers or their respective affiliates currently anticipate paying any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.

The purpose of such purchases would be to: (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii), where the purchases are made by our initial stockholders, directors, officers or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

Our purchases of common stock in privately negotiated transactions would reduce the funds available to us after the business combination.

If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may privately negotiate transactions to purchase shares effective immediately following the consummation of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules with proceeds released to us from the trust account immediately following consummation of the initial business combination. As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination.

Purchases of common stock in the open market or in privately negotiated transactions or of warrants in the warrant tender offer by us or our initial stockholders, directors, officers or their affiliates may make it difficult for us to continue to list our common stock or warrants on Nasdaq or another national securities exchange.

If we or our initial stockholders, directors, officers or their affiliates purchase shares of our common stock in the open market, in privately negotiated transactions or warrants in the warrant tender offer, it would reduce the public “float” of our common stock or warrants and the number of beneficial holders of our securities, which may make it difficult to maintain the listing or trading of our securities on a national securities exchange if we determine to apply for such listing in connection with the business combination. Although we do not expect to make any purchases that would cause us to become non-compliant with Nasdaq’s continued listing rules, if the number of our public holders falls below 300, we will be non-compliant with Nasdaq’s continued listing rules and our securities would be de-listed.

Our purchases of common stock in privately negotiated transactions may have negative economic effects on our remaining public stockholders.

If we seek stockholder approval of our business combination and purchase shares in privately negotiated transactions from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public stockholders will bear the economic burden of the franchise and income taxes payable. In addition, our remaining public stockholders following the consummation of a business combination will bear the economic burden of the deferred underwriting discount as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the business combination. This is because the stockholders from whom we purchase shares in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the franchise and income taxes or the deferred underwriting discount and, in the case of purchases at a premium, have received such premium. However, we will not make any such purchase if the effect thereof would reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share ($9.96 if the underwriters’ overallotment option is exercised in full).

You will not have any rights to or interest in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the date of this prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if our plan to redeem our public shares if we are unable to consummate an initial business combination within 21 months from the date of this prospectus is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 21 months before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5.0 million upon the consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us, unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 13% of our common stock, you will lose the ability to redeem all such shares in excess of 13% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 13% of the shares sold in this offering. We refer to such shares in excess of 13% of the shares sold in the offering as “Excess Shares”. Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate a business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate our business combination. And as a result, you will continue to hold that number of shares exceeding 13% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ over-

allotment option is exercised in full) on our redemption, and our warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

If the net proceeds of this offering not being held in the trust account, plus the amounts representing interest income earned on the trust account we are entitled to withdraw are insufficient to allow us to operate for the next 21 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus any amounts representing interest income earned on the trust account we are entitled to withdraw, may not be sufficient to allow us to operate for the next 21 months, assuming that our initial business combination is not consummated during that time. We believe that, upon closing of this offering, the funds available to us outside of the trust account, plus the amounts we are entitled to withdraw for operating expenses will be sufficient to allow us to operate for at least the next 21 months; however, we cannot assure you of this. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend, in part, on interest earned on the trust account to fund our search, to pay our franchise and income taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $925,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $762,500, we may fund such excess, out of the $925,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would be decreased by a corresponding amount. Conversely, in the event that the offering expenses (excluding the deferred underwriting discount) are less than our estimate of $762,500, the amount of funds not held outside the trust account would increase by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe. The current interest rate environment may make it more difficult for us to generate sufficient interest from the proceeds in the trust account to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor, our initial stockholders or management team to operate or may be forced to liquidate. None of our sponsor, our initial stockholders or our management team is under any obligation to advance funds to us in such circumstances.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If the size of the offering is increased, the portion of the trust account attributable to the proceeds of the sale of the private placement units will be allocated pro rata among a greater number of public shares, which will reduce the per-share amount payable to our public stockholders upon our liquidation or our stockholders’ exercise of redemption rights.

If the size of the offering is increased, there will be no corresponding increase in the number of the private placement units purchased by our sponsor, Joseph Wright and Cowen Overseas. Accordingly, upon our liquidation or our stockholders’ exercise of redemption rights, the portion of the trust account attributable to the sale proceeds of the private placement ($3,750,000) will be spread pro rata across a greater number of public shares, which will reduce the per-share amount payable to each public stockholder. Assuming a 20% increase in the size of this offering, the per-share redemption or liquidation amount could decrease by as much as approximately $0.05.

The classification and measurement of warrants with embedded derivative features will require liability treatment if an initial business combination occurs which may be material.

After our initial business combination we will treat the outstanding warrants as a liability due to the cash settlement provisions provided in the warrant agreement. ASC 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer’s control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability. We cannot accurately estimate what the cash settlement will be, but the expense and cash payment may be material.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than approximately $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of Messrs. Brady and Wright before our entering into an agreement with such third party.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where Messrs. Brady and Wright execute a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the approximately $10.00 per share initially held in the trust account (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full), due to claims of such creditors. Pursuant to a written agreement, Messrs. Wright and Brady, our chairman and chief executive officer, and president and director, respectively, have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Wright and Brady will not be responsible to the extent of any liability for such third party claims. However, we have not asked Messrs. Wright and Brady to reserve for such indemnification obligations and we cannot assure you that Messrs. Wright and Brady would be able to satisfy those obligations. With the exception of Messrs. Wright and Brady as described above, none of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of Messrs. Wright and Brady, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share (or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full) and Messrs. Wright and Brady assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Messrs. Wright and Brady to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Wright and Brady to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share (or approximately $9.96 if the underwriters’ overallotment option is not exercised in full).

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 21 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 21 months from the date of this prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination (unless required by Nasdaq), and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will we be required to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and Cowen Overseas may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and Cowen Overseas and their permitted transferees can demand that we register the founder shares, placement units, placement shares and placement warrants, and the shares of common stock issuable upon exercise of the placement warrants, as the case may be. The registration rights will be exercisable with respect to the founder shares, the placement units, placement shares and the placement warrants and the shares of common stock issuable upon exercise of such placement warrants at any time commencing upon the date that such shares are released from transfer restrictions (as discussed herein under “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”). We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 2,250,000 shares of common stock (assuming no exercise of the underwriters’ overallotment option) and up to 375,000 shares of common stock issuable on exercise of the placement warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders and Cowen Overseas are registered.

Because we have not selected a particular segment within the provision and/or outsourcing of government services industry, or any other industry or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to consummate a business combination with an operating company in the United States in the provision and/or outsourcing of government services industry, but may also pursue acquisition opportunities in other business sectors or geographic regions, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis at this time for you to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations of the entity with which we combine. For example, if we combine with an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities in sectors outside of the provision and/or outsourcing of government services industry (which may or may not be outside of our management’s area of expertise).

Although we intend to focus on identifying business combination candidates in the provision and/or outsourcing of government services industry, we will consider a business combination outside of the provision and/or outsourcing of government services industry if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of the provision and/or outsourcing of government services industry, our management’s expertise related to that industry would not be directly applicable to its evaluation or operation, and the information contained herein regarding the government services industry might not be relevant to an understanding of the business that we elect to acquire.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we consummate a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

We are not required to obtain an opinion from an independent investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the target in our initial business combination is fair to our stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 29,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 11,375,000 (assuming that the underwriters have not exercised their overallotment option) authorized but unissued shares of common stock available for issuance and not reserved for issuance upon exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If such business combination is not consummated, these purchases would have the effect of reducing the funds available in the trust account for future business combinations. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) on our redemption, and our warrants will expire worthless (except for the right of our public warrant holders to receive a pro-rated portion of the proceeds on deposit in the escrow account established for the warrant tender offer).

We are dependent upon our officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated a business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence, and these conflicts of interest that may not be resolved in our favor. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we expected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with us following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. We do not intend to have any full-time employees prior to the consummation of our business combination. Each of our executive officers is engaged in several other business endeavors for which he is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our business combination.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors may in the future become, affiliated with entities that are engaged in a similar business. Certain of our directors serve as officers and board members for other entities. As a result, our directors may compete with us for attractive opportunities for business combinations. In each case, our directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us.

Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have as of the date of this prospectus. See “Management—Conflicts of Interest.” Accordingly, business opportunities that may be attractive to the entities described above will not be presented to us unless such entities have declined to accept such opportunities.

Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our initial stockholders or with one or more of our directors or officers, although we do not intend to do so, and we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders which may raise potential conflicts of interest.

In light of the involvement of our initial stockholders, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our initial stockholders, officers and directors. Our officers and directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities. Our initial stockholders, officers and directors are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our initial business combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders of our securities, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may partner, submit a joint bid or enter into a similar transaction with our initial stockholders or an affiliate in connection with our pursuit of, or in connection with, a business combination.

We are not prohibited from partnering, submitting a joint bid or entering into any similar transaction with our initial stockholders or an affiliate of our initial stockholders in our pursuit of a business combination. Although we currently have no plans to partner with our initial stockholders or an affiliate of our initial stockholders, we could pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our initial business combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with our initial stockholders or an affiliate of our initial stockholders, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Additionally, were we successful in consummating such a transaction with our initial stockholders or an affiliate of our initial stockholders, conflicts could invariably arise from our initial stockholders’, or an affiliate of our initial stockholders’ interest in maximizing returns to its members or limited partners, which may be at odds with the strategy of the post-business combination company or not in the best interests of the public stockholders of the post-business combination company. Any or all of such conflicts could materially reduce the value of your investment, whether before or after our initial business combination.

Since our initial stockholders will lose some or all of their investment in us if a business combination is not consummated and certain of our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

After giving effect to the July 10, 2012 reverse split, our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.0116 per share. In January 2012, our sponsor transferred an aggregate of 337,500 founder shares to Joseph Wright, Governor Thomas

Ridge, Senator Joseph Robert Kerrey and Timothy N. Teen, all of whom are our officers and/or directors, and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of our sponsor. Subsequently in January 2012, The Chart Group, L.P. transferred an aggregate of 525,469 shares of our common stock to certain of our officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, our sponsor transferred an aggregate of 37,500 founder shares to Manuel D. Medina, who joined our board of directors on March 15, 2012. Up to 281,250 founder shares will be forfeited by certain of our initial stockholders if the underwriters’ overallotment is not exercised in full and all of which will be worthless if we do not consummate our initial business combination. In addition, our sponsor has committed to purchase 231,250 placement units and Joseph Wright, our chairman and chief executive officer, has committed to purchase 12,500 placement units at a price of $10.00 per unit ($2,437,500) in a private placement that will occur simultaneously with the consummation of this offering, which will also be worthless if we do not consummate our initial business combination. Our sponsor and Mr. Wright, together with Cowen Overseas, have also agreed to deposit an aggregate of $2,250,000 in an escrow account to fund the purchase of up to 3,750,000 warrants in a proposed tender to be commenced in connection with our initial business combination and, if we are unable to consummate an initial business combination, the funds deposited in such escrow account will be distributed on a pro-rata basis to our public warrantholders in connection with our liquidation and dissolution. A number of founder shares in an amount equal to 2.5% of our shares of common stock issued and outstanding after the consummation of this offering and expiration of the underwriters’ overallotment option are subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares in an amount equal to 2.5% of our shares of common stock issued and outstanding after the consummation of this offering and expiration of the underwriters’ overallotment option (excluding the placement shares) will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. None of the placement shares are subject to forfeiture. The personal and financial interests of certain of our officers and directors, directly or as members of our sponsor, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.

The underwriters and Cowen Overseas will have an interest in the consummation of our initial business combination.

Cowen Overseas has committed to purchase 131,250 placement units at $10.00 per unit (totaling $1.31 million) in a private placement that will occur simultaneously with the consummation of this offering. Cowen Overseas has agreed to waive its redemption rights with respect to the placement shares contained within the placement units (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. These placement units (including the component securities therein) will be worthless if we do not consummate our initial business combination. Further, Cowen Overseas is an affiliate of Cowen and Company, LLC, one of the representatives of the underwriters of this offering. Cowen and Company, LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc. and any other underwriters, will also lose their deferred underwriting discount of $2.34 million (or $2.7 million if the underwriters’ overallotment option is exercised in full) if we do not complete our initial business combination. Therefore it is anticipated that Cowen and the underwriters will have an interest in the consummation of our initial business combination and it may be expected that Cowen Overseas will vote its placement shares in favor of a proposed business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt, contemporaneous with, in connection with and in order to complete, our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the negative effects listed above may also increase.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement will provide us with approximately $75.0 million (or approximately $85.9 million if the underwriters’ overallotment option is exercised in full) that we may use to complete a business combination (excluding the approximately $2.34 million, or approximately $2.7 million if the overallotment is exercised in full, deferred underwriting discount being held in the trust account).

We may effectuate an initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate a business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we expected, if at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company in relation to public company comparables, in which case we may pay too much to acquire a private company in our initial business combination.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations might suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or enforce remedies for breaches of those agreements in that jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

If a business we acquire exports products to foreign countries, and we are unable to maintain required licenses, we may be prevented from exporting our products, adversely affecting our financial condition and results of operations.

We may be required to obtain export licenses to the extent we develop or manufacture products in certain countries. We may not be successful in obtaining or maintaining the licenses and other authorizations required to export our products from applicable governmental authorities. Our failure to obtain or maintain any required export license or authorization could hinder our ability to sell our products, adversely affecting our financial condition and results of operations.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target, with the objective of making sure that we are not required to register as an investment company under the Investment Company Act based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. Even though we will own a majority interest in the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and to us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. As a result, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to us or our initial stockholders, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related initial business combination, and instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

The exercise price of the warrants is higher than is typical in many similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless except for the right of holders of public warrants to receive a pro rata portion of the escrow account established for the warrant tender offer.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of initial business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination. However, if the effect of the proposed amendments, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share (9.96 if the underwriters’ overallotment option is exercised in full), or (ii) delay the date on which a stockholder could otherwise redeem shares for the per share amount in the trust account, we will provide that, if such amendments are approved by holders of 65% or more of our common stock, dissenting public stockholders will have the right to redeem their public shares as set forth herein.

Provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of at least 65% of our stockholders, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the consummation of an initial business combination that our stockholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. Amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders in many cases. Our amended and restated certificate of incorporation provides that provisions related to pre-business combination activity may be amended if approved by 65% of our stockholders, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our outstanding common stock. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily that many blank check companies, and this may increase our ability to consummate a business combination with which you do not agree.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) on our redemption.

Although we believe that the net proceeds of this offering and the private placement held in the trust account (excluding the deferred underwriting discount of approximately $2.34 million, or approximately $2.7 million if the overallotment option is exercised in full) will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If that amount proves to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full) on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial stockholders will own shares equal to 21.7% of our issued and outstanding shares of common stock (which includes 243,750 placement shares). Our sponsor has committed to purchase 231,250 placement shares and Joseph Wright has committed to purchase 12,500 placement shares contained within the placement units, in a private placement that will occur simultaneously with the consummation of this offering. In addition, in the event the warrant tender offer is consummated and up to the maximum number of warrants are tendered, our sponsor will acquire 2,312,500 additional public warrants and Mr. Wright will acquire 125,000 additional public warrants. Accordingly, our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If we or our initial stockholders purchase any shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, you should anticipate that our initial stockholders will continue to exert control at least until the consummation of our initial business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.0116 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units including shares of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 82.7% or $8.27 per share (the difference between the pro forma net tangible book value per share of $1.73 and the initial offering price of $10.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by our sponsor, Joseph Wright and Cowen Overseas or their permitted transferees or any tendered warrants) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate a business combination.

In this offering, we will be issuing warrants to purchase up to 7,500,000 shares of common stock (8,625,000 if the underwriters’ overallotment option is exercised in full) as part of the public units. In addition, on the closing date of this offering, we will sell 231,250 placement units to our sponsor, 12,500 placement units to Joseph Wright and 131,250 placement units to Cowen Overseas, with each unit consisting of one placement share and a placement warrant to purchase one share of common stock. If our sponsor or one of its affiliates or certain of our officers and directors makes any loans to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination up to $750,000 of those loans may be convertible into up to an additional 1,000,000 warrants (at $0.75 per warrant) of the post-business combination entity having the same terms as the placement warrants at the option of the lender. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The placement warrants (and any warrants to be issued to our sponsor or its affiliates upon its conversion of up to $750,000 in working capital loans) are identical to the warrants sold as part of the units in this offering except that, (i) so long as they are held by the initial holders or their permitted transferees, (a) they will not be redeemable by us, (b) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail below under “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination and (c) they may be exercised by the holders on a cashless basis, and (ii) the placement warrants which form a part of the placement units issued to Cowen Overseas, so long as they are held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation, whereas any placement warrants held by holders other than Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the consummation of our initial business combination, or earlier upon our liquidation.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on Nasdaq, as of the date of this prospectus, there is no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market and economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market for such securities can be established or sustained.

Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We expect our units to be approved for listing on Nasdaq prior to the date of this prospectus, subject to official notice of issuance, and our common stock and warrants are expected to be listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to a business combination. In order to continue listing our securities on Nasdaq prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of public stockholders (300 public holders). Additionally, in connection with our business combination, it is likely that Nasdaq may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than Nasdaq’s continued listing requirements. For instance, our stock price would generally be required to be at least $2 per share and our stockholders’ equity would generally be required to be at least $4 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or the “pink sheets.” If this were to occur, we could face material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on Nasdaq, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

If we hold a stockholder vote to approve our initial business combination, the federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. If we make a tender offer for our public shares, we will include the same financial statement disclosure in our tender offer documents that is required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 21 month time frame.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to herein as the Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We may remain an “emerging growth company” for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile. See “Management’s Discussion and Analysis — Results of Operations and Known Trends or Future Events” for a further discussion of this extended transition period.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2012. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Provision and/or Outsourcing of Government Services Industries

We intend to focus our search on target businesses focused on the provision and/or outsourcing of government services industries. We believe that the following risks will apply to us following the consummation of our initial business combination with a target business focused on the provision and/or outsourcing of government services industries. If we elect to pursue an investment outside of the provision and/or outsourcing of government services industries, the disclosure below would not be relevant to an understanding of the business that we elect to acquire.

If we are unable to respond to the technological, legal, financial or other changes in the provision and/or outsourcing of government services industries and changes in customers’ requirements and preferences, we will not be able to effectively compete with other businesses in these industries.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer needs or regulatory requirements, we could lose customers. Changes in customer requirements and preferences, the introduction of new products and services embodying new technologies, and the emergence of new industry standards and practices could render the existing products of the business we acquire obsolete. Our success will depend, in part, on our ability to:

•	enhance products and services;

•	anticipate changing customer requirements by designing, developing, and launching new products and services that address the increasingly sophisticated and varied needs of customers;

•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis; and

•	respond to changing regulatory requirements in a cost effective and timely manner.

The development of additional products and services involves significant technological and business risks and requires substantial expenditures and lead time. If we fail to introduce innovative products or services to the market on a cost-efficient and timely basis, or adapt our products to new technologies, we will not be able to effectively compete with other businesses focused on the provision and/or outsourcing of government services industries. Even if we are able to introduce new products or adapt our products to new technologies, our products may not gain acceptance among our customers.

The market in certain segments of the provision and/or outsourcing of government services industries is still not fully developed, and, if we acquire a business operating in one of those segments, and if the market for our products does not expand as we expect after acquiring a business, there could be a material adverse effect on our financial condition and results of operations.

The market in certain segments of the provision and/or outsourcing of government services industries, including outdoor perimeter protection, video analytics and digital video, is still emerging. If we acquire a business in one of these segments, our growth will be dependent on, among other things, the size and pace at which the markets for our products or services develop. If the market for our products or services decreases, remains constant or grows more slowly than we anticipate, there could be a material adverse effect on our financial condition and results of operations.

It is difficult to forecast the timing of revenues in industries involved with the provision and/or outsourcing of government services, and it is likely that any business we acquire will have significant variations in revenues from period to period.

It is difficult to forecast the timing of revenues in industries involved with the provision and/or outsourcing of government services because the development period for a customized system or solution may be lengthy, customers often need a significant amount of time to evaluate products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer varies greatly, and could be a year or more. During the evaluation period, customers may defer or scale down proposed orders of products or systems for various reasons, including:

•	changes in budgets and purchasing priorities;

•	a reduced need to upgrade existing systems;

•	deferrals in anticipation of enhancements or new products;

•	introduction of products by competitors; and

•	lower prices offered by competitors.

Organized labor action or occupational health and safety laws and regulations could have a material adverse effect on our operations.

The security industry has been the subject of campaigns to increase the number of unionized employees. Although relationships between management and employees of acquired businesses may be good, assurances cannot be given on the likelihood that organized labor action may occur. Such organized labor actions and occupational health and safety laws could have a material adverse effect on our operations.

Failure to successfully integrate multiple acquired businesses in industries involved with the provision and/or outsourcing of government services could have a material adverse effect on the company’s results.

If we acquire a portfolio of businesses in the same sector of the provision and/or outsourcing of government services industries, failure to integrate multiple acquired businesses in the security industry successfully or manage their growth effectively could have a material adverse effect on the company’s results.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

We may acquire a target business whose business is dependent upon its proprietary technology and intellectual property. Accordingly, the protection of trademarks, trade names, copyrights, patents, domain names, trade dress, and trade secrets may be critical to the ability of our target business to compete with its competitors. In such a case, our target business will likely rely on a combination of copyright, trademark, and trade secret laws and contractual restrictions to protect any proprietary technology and rights that it may acquire. Despite its efforts to protect proprietary technology and rights, the business acquisition candidate may not be able to prevent misappropriation of its proprietary rights or deter independent development of technologies that compete with the business we acquire. Competitors may file patent applications or obtain patents and proprietary rights that block or compete with its patents. Litigation may be necessary in the future to enforce our target business’s intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim our target business has infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the competitive position and business of our target business. Depending on the target business that we acquire, we may be required to protect trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business that we will acquire, the target business may have entered into license agreements in the past and may continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business’s proprietary rights or cause harm to such target business’s reputation.

We may not be able to hire or retain the qualified personnel needed by businesses operating in industries involved with the provision and/or outsourcing of government services.

Businesses operating in industries involved with the provision and/or outsourcing of government services typically utilize personnel with specific skills and experience, including those with backgrounds in such diverse fields as engineering, information technology, systems integration and government program management. Any target business with which we effect our initial business combination would likely face intense competition for competent professionals and qualified personnel in these industries. Following our initial business combination, we may not be successful in attracting, hiring and retaining qualified people at favorable rates or at all. If we are unable to hire and retain qualified personnel as and when needed, our business could be materially adversely affected.

Our target business may face operating hazards, including product liability or other liability risks, that could result in large claims against us.

Our target business may face operating hazards, including product liability and other liability risks related to our products. Its products may be relied upon in emergencies, such as rescue and public safety situations that involve physical harm, and in situations involving potential loss or damage to property. Manufacturing or maintenance defects or an improper use could cause systems to fail. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target business could adversely affect its financial condition and results of operations.

Although we expect to have insurance coverage against operating hazards to the extent deemed prudent by our management and to the extent insurance is available, no assurance can be given that the nature and amount of such insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. The insurance will have deductibles or self-insured retentions and will contain certain coverage exclusions. The insurance will not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our financial condition and results of operations could be adversely affected by unexpected claims not covered by insurance. Furthermore, our target business, if engaged in the sale of so-called “anti-terrorism technologies,” may not be able to avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

An acquisition strategy that involves purchasing a foreign the provision and/or outsourcing of government services business could involve greater administrative costs and require additional time to consummate than the purchase of a United States security firm.

Given the global nature of the provision and/or outsourcing of government services industries, we will pursue a merger and acquisition strategy that considers target businesses in and outside of the United States. If we target a foreign business for an acquisition, we would likely incur additional legal, accounting, due diligence and travel expenses.

Risks Related to Government Contracts

We may acquire a target business that contracts directly with federal, state or local governments with respect to security or defense or a combination thereof. Alternatively, our target business may act as a subcontractor, supplier or partner with another party or parties that contract with the government. The key risk factors related to government contracts are discussed below.

Our target business could be adversely affected by significant changes in the contracting or fiscal policies of governments and governmental entities.

The revenues of our target business may be substantially derived from contracts with federal, state and local governments and government agencies and subcontracts under federal government prime contracts and we believe that the growth of our target business may depend on our procurement of government contracts either directly or through prime contractors. Accordingly, changes in government contracting policies or government budgetary constraints could directly affect the financial performance of our target business. Among the factors that could adversely affect our target business are:

•	changes in fiscal policies or decreases in available government funding;

•	changes in government programs or applicable requirements;

•	changes in the presidential administration or composition of Congress;

•	the adoption of new laws or regulations or changes to existing laws and regulations;

•	changes in political or social attitudes with respect to homeland security or defense issues; and

•	potential delays or changes in the government appropriations process.

These and other factors could cause governments and governmental agencies, or prime contractors that may use our target business as a subcontractor, to reduce their purchases under existing contracts, to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which could have a material adverse effect on the business, financial condition and results of operations of our target business.

Government contracts typically must comply with complex procurement laws and regulations which may impose added costs on our target business’s operations.

If we acquire a target business that contracts directly with the federal government, our target business will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how they do business with their customers and may impose added costs on their business. For example, our target business or parties with which it does business will likely be subject to the Federal Acquisition Regulations and all supplements (including those issued by the Department of Homeland Security), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target business’s operations, prospects, financial condition or operating results. In addition, our target business or parties with which it does business will likely be subject to industrial security regulations of the Department of Defense and other federal agencies that are designed to safeguard against foreign access to classified information. We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the government. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target business’s ability to obtain new contracts.

Government contracts are subject to audit and cost adjustments, which could reduce revenue of our target business, disrupt its business or otherwise adversely affect its results of operations.

Government agencies routinely audit and investigate government contracts and government contractors’ administrative processes and systems. These agencies review performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review the contracting parties’ compliance with regulations and policies and the adequacy of internal control systems and policies, including the purchasing, property, estimating, compensation and management information systems of our target business. Any costs found to be improperly allocated to a specific contract will not be reimbursed and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems are found not to comply with requirements, our target business may be subjected to increased government oversight and approval that could delay or otherwise adversely affect its ability to compete for or perform contracts. Therefore, an unfavorable outcome to a government audit could cause the actual results of our target business to differ materially from those anticipated. If an investigation uncovers improper or illegal activities, our target business may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the government. In addition, our target business could suffer serious harm to its reputation if allegations of impropriety were made against it. Each of these results could cause the actual results of our target business to differ materially from those anticipated.

Our target business may derive significant revenue from contracts awarded through a competitive bidding process, and the failure to compete effectively in this procurement environment could have a material adverse effect on our target business’s prospects, financial condition and results of operations.

Government contracts are awarded through a competitive bidding process. A material portion of our target business’s operations in the future may be awarded through competitive bidding. The competitive bidding process presents a number of risks, including the following:

•	bids may be made on programs before the completion of their design, which may result in unforeseen difficulties and cost overruns;

•	substantial cost and managerial time and effort to prepare bids may be expended on proposals for contracts that may not be won;

•	it may be difficult to estimate accurately the resources and cost structure that will be required to service any contract won; and

•	expense and delay may be incurred if competitors protest or challenge awards of contracts to our target business in competitive bidding, and any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction, or modification of the awarded contract.

Budgetary pressures and changes in the procurement process have caused many government clients to increasingly purchase goods and services through indefinite delivery or indefinite quantity (“IDIQ”) contracts, General Services Administration (“GSA”) schedule contracts and other government-wide acquisition contracts. These contracts, some of which are awarded to multiple contractors, may result in increased competition and pricing pressure causing our target business to make sustained post-award efforts to realize revenue under each relevant contract. Our target business may not be able to successfully sell its services or otherwise increase revenues under these contracts. In addition, the net effect of such programs may reduce the number of bidding opportunities available to our target business. Moreover, even if our target business is qualified to work on a particular new contract, it may not be awarded business because of the government’s policy and practice of maintaining a diverse contracting base. Our target business’s failure to compete effectively in this procurement environment could have a material adverse effect on our target business’s prospects, financial condition and results of operations.

Our target business may be required to comply with complex procurement laws and regulations, including export restrictions, “Buy America” provisions or other regulatory barriers that may prevent realization of the target business’s full potential either domestically or internationally and could lead to increased operating costs.

Our target business may be required to comply with and may be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added costs on its business. For example, our target business or parties with which it does business may be subject to the FAR and all supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. In addition, our target business or parties with which it does business may be subject to industrial security regulations of the Department of Defense and other federal agencies that are designed to safeguard against foreigners’ access to classified information. Our target business may also be liable for systems and services failures and security breaks with respect to the solutions, services, products, or other applications it sells to the government. If our target business was to come under foreign ownership, control or influence, its federal government customers could terminate or decide not to renew their contracts, which could impair the ability of our target business to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair the ability of our target business to obtain new contracts.

As the security environment continues to evolve, there may be additional Congressional or other regulatory action that could adversely affect the ability of the target business to pursue business opportunities overseas. The same could be true if the target business is internationally based and must deal with future “Buy America” provisions for federal government procurement.

Governments may increasingly regulate products that monitor and record voice, video and data transmissions over public communications networks, which are integral features of many products and services associated with the provision and/or outsourcing of government services. The adoption of new laws or regulations governing the use of products or changes made to existing laws or regulations could cause a decline in the use of our products and could result in increased expenses for the business we acquire, particularly if we are required to modify or redesign our products to accommodate these new or changing laws or regulations.

The loss or impairment of a target business’s relationship with the federal government and its agencies could adversely affect our ability to generate revenues and achieve profitability following an acquisition.

Our target business may derive a substantial portion of its revenue from work performed under United States government contracts, either directly or as a subcontractor or supplier to a party performing under such a contract. If our target business or other business with which we had any such relationship was suspended, debarred, or prohibited from contracting with the federal government or state governments, or if any agencies of the federal government ceased doing business with it or significantly decreased the amount of business done with it, our target business’s prospects, financial condition and results of operations could be significantly impaired.

Our target business may regularly employ subcontractors to assist in satisfying its contractual obligations. If these subcontractors fail to adequately perform their contractual obligations, our target business’s prime contract performance and its ability to obtain future business could be materially and adversely affected.

The performance by our target business of government contracts may involve the issuance of subcontracts to other businesses upon which our target business may rely to perform all or a portion of the work it is obligated to deliver to customers. There is a risk that our target business may have disputes with subcontractors concerning a number of issues including the quality and timeliness of work performed by the subcontractor. A failure by one or more of our target business’s subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies or perform the agreed-upon services may materially and adversely affect the ability of our target business to perform its obligations as a prime contractor. In extreme cases, such subcontractor performance deficiencies could result in the government terminating our target business’s contract for default. A default termination could expose our target business to liability for excess costs of reprocurement by the government and have a material adverse effect on the ability of our target business to compete for future contracts.

If our target business cannot obtain the necessary security clearances, it may not be able to perform classified work for the government and the financial conditions and results of operations of our target business may suffer.

Certain government contracts may require the facilities of our target business and some of its employees to maintain security clearances. If our target business loses or is unable to obtain required security clearances, the customer can terminate the contract or decide not to renew it upon its expiration. As a result, to the extent our target business cannot obtain the required security clearances for its employees working on a particular contract, our target business may not derive the revenue anticipated from the contract, which, if not replaced with revenue from other contracts, could seriously harm its financial condition and results of operations.

Security breaches of sensitive government systems could result in the loss of customers and negative publicity.

Our target business may offer products and services involving managing and protecting information involved in national security and other sensitive government functions. A security breach involving our target business’s products or services could cause serious harm to its business, could result in negative publicity and could prevent our target business from having further access to such critically sensitive information or other similarly sensitive areas for other governmental customers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	failure to maintain the listing on, or the delisting of our securities from, Nasdaq or an inability to have our securities listed on Nasdaq or another national securities exchange following our initial business combination;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 7,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Overallotment Option	Overallotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public(1)	$75,000,000	$86,250,000
Proceeds from private placement	3,750,000	3,750,000
Total gross proceeds	$78,750,000	$90,000,000
Estimated offering expenses(2)
Underwriting commissions (2.750% of gross proceeds from units offered to public, excluding deferred portion)(3)	$2,062,500	$2,371,875
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	45,000	45,000
Accounting fees and expenses	45,000	45,000
SEC fees	13,179	13,179
FINRA fees	12,000	12,000
Nasdaq Capital Market Listing Fees	50,000	50,000
Travel and roadshow	30,000	30,000
Directors and officers insurance	250,000	250,000
Miscellaneous expenses	67,321	67,321
Total offering expenses	$2,825,000	$3,134,375
Proceeds after offering expenses	$75,925,000	$86,865,625
Held in trust account	75,000,000	85,940,625
% of public offering proceeds held in trust(4)	100%	99.6%
Not held in trust account	$925,000	$925,000

The following table shows the use of the $925,000 of net proceeds of the offering not held in the trust account and the interest earned on amounts in the trust account that may be released to us to cover operating expenses(4).

	Amount	Percentage
Use of net proceeds not held in trust and approximate amounts available from interest income earned on the trust account(5)(6)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$170,363	18.2%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	402,137	37.4%
Legal and accounting fees relating to SEC reporting obligations	150,000	13.9%
Administrative services and support payable to an affiliate of our sponsor (up to $10,000 per month for up to 21 months)	210,000	19.5%
Reserve for liquidation expenses	30,000	2.8%
Nasdaq continued listing fees	48,125	4.5%
Other miscellaneous expenses	39,375	3.7%
Total	$1,025,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with the consummation of our initial business combination.

(2)	In addition, a portion of the offering expenses have been prepaid from the proceeds of $175,000 of a loan from our sponsor, as described in this prospectus. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)	The underwriters have agreed to defer approximately $2.34 million of their underwriting commissions (or approximately $2.7 million if the underwriters’ overallotment option is exercised in full), which equals 3.125% of the gross proceeds from the units offered to the public, until consummation of initial business combination. Upon consummation of our initial business combination, approximately $2.34 million, which constitutes the underwriters’ deferred commissions (or approximately $2.7 million if the underwriters’ overallotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(4)	All of the proceeds of the private placement and a portion of the net proceeds of the offering (being $71,250,000 of the net proceeds from this offering, including deferred underwriting commissions of approximately $2.34 million (or $82,190,625 of the net proceeds from this offering, including deferred underwriting commissions of approximately $2.7 million, if the underwriters’ overallotment option is exercised in full)), will be placed in a trust account at J.P. Morgan Chase Bank, N.A. located in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than expected as a result of the current interest rate environment. Based on the current interest rate environment, we would expect approximately $100,000 (after payment of taxes owed on such interest income) to be available to us from interest earned on the funds held in the trust account; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.17% per annum based upon current yields of securities in which the trust account may be invested.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) and commitment fees for financing.

A total of approximately $75.0 million (or approximately $85.9 million if the underwriters’ over-allotment option is exercised in full) of the aggregate net proceeds from this offering and all of the private placement, including approximately $2.34 million (or approximately $2.7 million if the underwriters’ overallotment option is exercised in full) of the deferred underwriting discount, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for any interest income released to us for working capital purposes or the payment of taxes or dissolution expenses, none of the funds held in the trust account will be released, subject to the requirements of law, until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the date of this prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination).

We may increase the initial amount held in the trust account from approximately $10.00 per public share prior to the effectiveness of the registration statement of which this prospectus forms a part. In such case, we expect that the increase would be funded by an increase in the amount of the deferral by the underwriters of the underwriting discount payable in connection with this offering, an increase in the number of placement units to be purchased by our sponsor, Joseph Wright or Cowen Overseas at $10.00 per unit and/or a reduction from $925,000 of the amount initially available to us for working capital that is not held in the trust account. Public stockholders would own a smaller percentage of our outstanding common stock on a fully diluted basis to the extent that our sponsor, Joseph Wright or Cowen Overseas purchases additional placement units. We do not intend to reduce the initial amount to be held in the trust account.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust plus interest income on the amount in the trust account that may be released to fund working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that the underwriters exercise their overallotment option, the interest income we may withdraw from the trust account will proportionately increase. In addition, if the size of this offering is increased or decreased, it would result in a proportionate increase or decrease in the amount of interest earned in the trust account. We will use any such increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income earned and released to us would facilitate our ability finance the exploration and consideration of a greater number of potential acquisition targets.

Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay The Chart Group L.P., an affiliate of our sponsor, a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by The Chart Group L.P. for our benefit and is not intended to provide The Chart Group L.P. compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsor has loaned to us a total of $175,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2012 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the proceeds of this offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants issued to the initial holders (except that the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation). The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our initial stockholders, directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the number of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a stockholder vote.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the date of this prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders and Cowen Overseas (as applicable) has each agreed to waive their redemption rights with respect to its founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our initial stockholders or any of our officers, directors or affiliates, or Cowen Overseas, acquires public shares after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of founder shares (but excluding any placement shares) is maintained at 20.0% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the warrants contained in the placement units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At September 30, 2012, our net tangible book value was a deficiency of $154,259, or approximately ($0.07) per share of common stock. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus, the sale of the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2012, would have been $5,000,002 or $1.73 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 6,860,254 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ overallotment option) value of $1.80 per share to initial stockholders as of the date of this prospectus and an immediate dilution of $8.27 per share or 82.7% to our public stockholders not exercising their redemption rights.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement warrants:

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ overallotment option) by $68,602,541 because holders of up to approximately 6,860,254 of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses), divided by the number of shares of common stock sold in this offering.

Public offering price		$10.00
Net tangible book value before this offering	$(0.07)
Increase attributable to new investors	1.80
Pro forma net tangible book value after this offering		1.73
Dilution to new investors		$8.27

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Total shares(1)			Total consideration
	Number	%		Amount	%	Average price per share(1)
Initial stockholders (founder shares)	1,875,000	19%		$25,000	0%	$.01
Placement shares	375,000	4	%(2)	3,750,000	5%	$10.00
Public stockholders	7,500,000	77%		75,000,000	95%	$10.00
Total	9,750,000	100%		$78,775,000	100%

(1)	Assumes no exercise of the underwriters’ overallotment option and corresponding forfeiture of 281,250 founder shares by certain of our initial stockholders as a result thereof.

(2)	Assumes no value is attributed to the placement warrants contained in the placement units.

Numerator:
Net tangible book value before this offering	$(154,259)
Net proceeds from this offering and sale of placement units	75,925,000
Offering costs incurred in advance that are reflected to derive at net proceeds from this offering and sale of placement units and excluded from net tangible book value before this offering	175,552
Less: Deferred underwriting commission	(2,343,750)
Less: Proceeds held in the trust account which may be redeemed for cash	(68,602,541)
$5,000,002 (2)
Denominator:
Shares of common stock outstanding prior to this offering(1)	2,156,250
Shares of common stock included in the units offered	7,500,000
Placement units issued	375,000
Less: Shares subject to forfeiture assuming no overallotment option exercised	(281,250)
Less: Shares subject to redemption to maintain net tangible assets of $5,000,001(2)	(6,860,254)
$2,889,746

(1)	Assumes no exercise of the underwriters’ overallotment option and that 281,250 initial shares of common stock have been forfeited by certain of our initial stockholders as a result thereof.

(2)	Represents proceeds held in the trust account which may be redeemed for cash in a maximum amount that ensures that total equity does not fall below $5,000,001. Computed as follows: $68,602,541 (assuming the redemption threshold is $5,000,001) divided by redemption value per share ($10.00); redemption value per share is computed as follows: Proceeds held in the trust account ($75,000,000) divided by total public shares (7,500,000).

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2012 and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units and the placement units and the application of the estimated net proceeds derived from the sale of such securities:

	September 30, 2012
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$2,343,750
Notes payable to affiliate(2)	175,000	—
Common stock, subject to redemption(3)	—	68,602,541
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 29,000,000 shares authorized; 2,156,250 shares issued and outstanding; 9,750,000 shares issued and outstanding, as adjusted (includes 6,860,321 shares subject to redemption)(5)	216	975	(4)
Additional paid-in capital	24,784	5,002,734
Deficit accumulated during the development stage	(3,707)	(3,707)
Total stockholder’s equity	21,293	5,000,002
Total capitalization	$196,293	$75,946,293

(1)	Includes the $3.750 million we will receive from the sale of the placement units.

(2)	Notes payable to affiliate is a promissory note issued in the amount of $175,000 to our sponsor. The note is non-interest bearing and is payable on the earlier of December 31, 2012 or the consummation of this offering.

(3)	Upon the consummation of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. Each of our initial stockholders and Cowen Overseas (as applicable) has agreed with respect to the founder shares and the placement shares contained within the placement units to waive their respective redemption rights (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period.

(4)	Assumes the overallotment option has not been exercised and a corresponding forfeiture of an aggregate of 281,250 founder shares held by certain of our initial stockholders, but no forfeiture of the founder earn out shares.

(5)	As adjusted, amount reflects our authorized common stock pursuant to our amended and restated certificate of incorporation to be filed on or prior to the date of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2012, and December 31, 2011, we had $30,332 and $70,274 in cash and deferred offering costs of $175,552 and $154,042, respectively.

Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after at the earliest the consummation of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement of placement units.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently-issued accounting standard.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor and loans from our sponsor in the amount of $175,000. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting offering expenses of approximately $762,500 and $925,000 not to be held in the trust account that we expect to set aside for working capital, but including deferred underwriting commissions of approximately $2.34 million (or approximately $2.7 million if the underwriters’ overallotment option is exercised in full), and (ii) the sale of 231,250 placement units to our sponsor, 12,500 placement units to Joseph Wright and 131,250 placement units to Cowen Overseas for an aggregate purchase price of approximately $3,750,000, will be $75.0 million (or approximately $85.9 million if the underwriters’ overallotment option is exercised in full), and will be held in the trust account. The remaining $925,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $762,500, we may fund such excess with funds from the $925,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $762,500, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for working capital purposes or to pay taxes and deferred underwriting commissions) to consummate our initial business combination. We may use interest earned on the trust account for purposes of working capital, to pay taxes and dissolution expenses. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering to be approximately $46,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the $925,000 of proceeds held outside the trust account and all interest income on the balance of the trust account (less amounts released to us to pay taxes or dissolution expenses) that will be released to us to fund our working capital requirements. Should this amount be insufficient, our sponsor or an affiliate of our sponsor may fund our additional working capital requirements or finance transaction costs, as necessary. However, such parties are under no obligation to do so. We will use these funds, including any loans from our sponsor or an affiliate of our sponsor, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate a business combination. We will depend in part on interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any franchise and income taxes that we may owe.

As stated above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest income earned on such proceeds. Up to 750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants (except that the placement warrants issued to Cowen Overseas, so long as they are held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation). The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements during the period between the closing of this offering and the consummation of our initial business combination to include approximately $402,137 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting business combinations; $170,363 for due diligence (excluding accounting and legal due diligence) of prospective target(s); $210,000 for office space, administrative services and support payable to The Chart Group L.P., an affiliate of our sponsor, representing $10,000 per month for up to 21 months; $150,000 for legal and accounting fees related to regulatory reporting requirements; $48,125 for Nasdaq continued listing fees; $30,000 for a reserve for possible liquidation expenses and $39,375 for other miscellaneous expenses. We may have additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled “Use of Proceeds.”

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with and contemporaneous with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2012. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the private placement, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

Our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.0116 per share. In January 2012, our sponsor transferred an aggregate of 337,500 founder shares to Joseph Wright, Governor Thomas Ridge, Senator Joseph Robert Kerrey and Timothy N. Teen, each of whom is one of our officers and/or directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of our sponsor. Subsequently in January 2012, The Chart Group, L.P. transferred, an aggregate of 525,469 shares of our common stock to certain of our officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, our sponsor transferred an aggregate of 37,500 founder shares to Manuel D. Medina, who joined our board of directors on March 15, 2012.

Joseph Wright, our chairman and chief executive officer, serves as a director of the Cowen Group, Inc., the parent company of Cowen and Company, LLC, one of the lead underwriters in the offering, has agreed to purchase 12,500 placement units in a private placement that will occur simultaneously with the closing of this offering. Peter A. Cohen, one of our directors, serves as chief executive officer and chairman of the board of the Cowen Group, Inc. Cowen Overseas Investment LP, the entity that has committed to purchase 131,250 placement units in a private placement that will occur simultaneously with the closing of this offering, is an indirect, wholly-owned subsidiary of Cowen Group, Inc. and an affiliate of Cowen and Company, LLC.

As of the date of this prospectus, our sponsor has loaned to us a total of $175,000 for payment of offering expenses. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2012 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, on the date that our securities are first listed on Nasdaq, to pay The Chart Group L.P. a monthly fee of $10,000 for office space and general administrative services.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest income earned thereon. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the placement warrants (except that the placement warrants issued to Cowen Overseas, so long held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation).The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor has committed to purchase 231,250 placement units, Mr. Wright has committed to purchase 12,500 placement units and Cowen Overseas has committed to purchase 131,250 placement units (for a purchase price of $3.750 million in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Each placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. Our sponsor, Mr. Wright and Cowen Overseas will be permitted to transfer the placement units held by them solely to the officers and directors of our sponsor or Cowan Overseas respectively, and other persons or entities affiliated with such entities, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as their initial holders. Otherwise, these securities will not, subject to certain limited exceptions (as described in more detail above under “Principal Stockholders — Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”), be transferable or salable by the initial holders until 30 days after the consummation of our initial business combination; provided that any placement units, placement shares, placement warrants or tendered public warrants held by Cowen Overseas or any of its “related persons” under the rules of the Financial Industry Regulatory Authority may not be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units, placement shares, placement warrants or tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part. We will bear the costs and expenses of filing any such registration statements. The placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted transferees. The placement warrants may also be exercised by the initial holders, or their permitted transferees, for cash or on a cashless basis. In addition, the placement warrants which form a part of the placement units issued to Cowen Overseas, so long as they held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation, instead of five years from the consummation of our initial business combination, or earlier upon our liquidation. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The tendered warrants will have the same features as the placement warrants, so long as they are held by our sponsor, Mr. Wright and Cowen Overseas or their permitted transferees.

Pursuant to a registration rights agreement we will enter into with our initial stockholders and Cowen Overseas on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective (i) in the case of the founder shares, upon the earlier of (A) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; provided that, to the extent any founder shares remain subject to forfeiture, such lock-up period will be automatically extended until such founder shares are no longer subject to forfeiture, or (B) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the placement shares and placement warrants and the respective common stock underlying such warrants, 30 days after the consummation of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of September 30, 2012, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target.

Business Strategy

We seek to capitalize on the global network and investing and operating experience of our management team to identify, acquire and operate one or more businesses focused on the provision and/or outsourcing of government services operating within or outside of North America, although we may pursue acquisition opportunities in other business sectors or geographic regions. We believe that the acquisition and operation of an established business focused on the provision and/or outsourcing of government services will provide a foundation from which to build, through acquisition or organic growth, a diversified business platform. We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire to satisfy the increased demand for the provision and/or outsourcing of government services because of the experience of our management team in the government sector. However, our management team’s global network and investing and operating experience is not a guarantee of a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are concurrently involved with other businesses. There is no guarantee that our current officers and directors will continue their respective roles, or any other role, after our initial business combination, and their expertise may only be of benefit to us until our initial business combination is completed. Although we may acquire a non-United States business, our primary search for acquisition targets will focus on domestic operating businesses.

We anticipate structuring a business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act, based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. We will not consider any transaction that does not meet these criteria. Even though we will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Our management team intends to focus on increasing stockholder value by growing revenue (through organic growth and acquisitions) and improving the efficiency of business operations. Consistent with this strategy, we believe the following general criteria and guidelines are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Opportunities for Platform Growth: We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions. Particularly in regard to the provision and/or outsourcing of government services, we may initially consider those sectors that complement our management team’s background, such as information technology and analysis, communications, equipment manufacturing and assembling, advanced materials, electronic components, and imaging and sensors.

•	History of and Potential for Strong Free Cash Flow Generation: We will seek to acquire one or more businesses that have the potential to generate strong free cash flow (i.e. companies that typically generate cash in excess of that required to maintain or expand the business’s asset base). We will focus on one or more businesses that have recurring revenue streams and low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance stockholder value.

•	Established Companies with Proven Track Records: We will seek to acquire established companies particularly those focused on industries connected to the provision and/or outsourcing of government services industries with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. Although we are not restricted from doing so, we do not intend to acquire start-up companies.

•	Experienced and Motivated Management Teams: We will seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We expect that the operating expertise of our officers and directors will complement, not replace the target’s management team.

•	Strong Competitive Industry Position: We will seek to acquire businesses focused on the provision and/or outsourcing of government services industries that have strong fundamentals although we may acquire businesses in other industries. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Competitive Strengths:

We believe we have the following competitive strengths:

Management Experience

Our chairman and chief executive officer, Joseph R. Wright, has served in the United States government in various capacities since the 1980s and is currently a member of the Defense Business Board. Mr. Wright also has corporate experience, including as chief executive officer of PanAmSat Corporation and chairman of

Intelsat Ltd., providers of satellite/fiber services with global fleets providing services to international corporations and governments. Mr. Wright has additional industry experience through his role as chairman of GRC International, a public company providing advanced information technologies primarily to government customers, and is a senior advisor to The Chart Group L.P., a member of our sponsor. Our president, Christopher D. Brady, who is affiliated with The Chart Group L.P., has over 25 years experience in private equity, venture capital, corporate finance and capital markets. Mr. Brady has had experience working on various government-related transactions, a focus of the business of The Chart Group L.P. Our chief financial officer, Michael LaBarbera, serves as managing director of Chart Group Advisors, an affiliate of The Chart Group L.P. and has experience in arranging acquisition and growth capital financings for both private and public companies in a variety of sectors, including on behalf of companies that provide services to government entities. Peter A. Cohen is Chairman and Chief Executive Officer of Cowen Group, Inc., the parent company of Cowen and Company, LLC, one of the lead underwriters in this offering. Mr. Cohen has over 40 years’ experience in the finance industry, including serving as Chairman and Chief Executive Officer of Shearson Lehman Brothers. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Markets Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, Kroll, Inc., and L-3 Communications. He is presently a Director of Mount Sinai Hospital, Safe Auto Insurance, and Scientific Games Corporation. However, the experience of our management, including Mr. Wright’s experience at PanAmSat, is not a guarantee that we will be able to consummate a successful initial business combination.

Our knowledge of the government service industry is further enhanced by virtue of the experience of certain of our other directors. In 2003, Governor Thomas Ridge, a director, former Congressman and former Governor of Pennsylvania, was appointed the first Secretary of the Department of Homeland Security by President George W. Bush. Senator Robert Kerrey, a director, was the Governor of Nebraska from 1983-1987, and was elected to the United States Senate in 1988 and reelected in 1994. Both Governor Ridge and Senator Kerrey served in the Vietnam War. Senator Kerrey was a member of the National Commission on Terrorist Attacks on the United States or as commonly called the “9-11 Commission”, an independent, bipartisan commission created by congressional legislation and the signature of President Bush in 2002, chartered to prepare a full and complete account of the circumstances surrounding the September 11, 2001 terrorist attacks, including preparedness for and the immediate response to the attacks. The Commission was also mandated to provide recommendations designed to guard against future attacks. Governor Ridge gave key testimony before the 9-11 Commission. Through their political and military backgrounds, each of Governor Ridge and Senator Kerrey has insight into the needs and operations of the U.S. government, as well as and the defense industry. Our director, Timothy N. Teen founded Blue Ocean Capital Partners, a strategic advisory firm focused on the intersection of technology, markets and capital within the aerospace and defense industry, and serves as its chief executive officer. Since 2004, Mr. Teen has also served as the president and chief executive officer of InSitech, Inc., a government services firm that advises the United States Army, Navy and Marines on private sector trends and technology related issues.

Prior Public Company Experience

Mr. Wright, in his various executive positions, has extensive experience in both the Government and the private sector. For example, he has either been a major U.S. Government contracting officer or has supervised contracting officers for approximately 16 years. In addition, as Chairman he oversaw the commercialization of government research at GRC International and as Board member worked with management on a similar activity at Titan which was eventually sold to L3 Communications. Mr. Wright also formed the government services division for PanAmSat Corporation, a global satellite operator. While at PanAmSat, Mr. Wright oversaw the an increase of over 30% in EBITDA to almost $700 million, or 78% of revenues while Capex was reduced and cash flow substantially increased under his leadership before the company was sold to Intelsat, Ltd. where he then became chairman. Peter A. Cohen, one of our directors, is Chairman and Chief Executive Officer of Cowen Group, Inc. Mr. Cohen also served as Chairman and Chief Executive Officer of Shearson Lehman Brothers. Mr. Cohen is presently also a director of Safe Auto Insurance and Scientific Games Corporation.

Acquisition Sourcing Expertise and Extensive Industry Contacts

Over the course of their careers, our management team and board of directors have developed a global network of contacts and working relationships with principals as well as intermediaries who constitute our most likely source of identifying prospective business transactions. Our management team and board of directors is comprised of members each with over 30 years of experience in operating, advising, acquiring, financing and selling private and public companies in numerous industries. In particular, Mr. Wright and The Chart Group L.P., have partnered with corporations, governments, public and private institutional investors and high-net-worth individuals in the United States. We believe that this network of contacts and relationships will provide us with an important source of investment opportunities.

In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core divisions.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial Position

With cash available for a business combination initially in the amount of approximately $72.7 million after payment of approximately $2.34 million of deferred underwriting fees (or $83.2 million after payment of approximately $2.7 million of deferred underwriting fees if the underwriters’ overallotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination thereof, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We will seek to acquire established companies that have demonstrated sound historical financial performance. Although we are not restricted from doing so, we do not intend to acquire start-up companies. In the event we did acquire such a company, we would be subject to the numerous risks inherent in such companies and business, which we would disclose in the tender offer or proxy materials.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our initial stockholders and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

The Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account). Otherwise, there is no other current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with and contemporaneous with the consummation of our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Acquisition Candidates

We believe there are numerous candidates in industries involved with the provision and/or outsourcing of government services that present opportunities for acquisition and value enhancement by our management team, board of directors and advisors. Although we may consider a target business outside of the United States as a result of the increased globalization of business and heightened security concerns abroad, we currently intend to concentrate our search of target businesses in the United States.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives. These target candidates may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, including publicly available information relating to this offering, public relations and marketing efforts or direct contact by management following the completion of this offering.

Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our initial stockholders or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than the up to $10,000 per month for office space, administrative services and other incurred expenses relating to our operations payable to The Chart Group L.P., an affiliate of our sponsor. None of our initial stockholders, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our initial stockholders, or an affiliate of our initial stockholders, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with an initial stockholder or an affiliate of an initial stockholder in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination.

Selection of a target business and structuring of our initial business combination

Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account). In any case, we will consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act based on the fact that less than 40% of our assets will be defined as investment securities under the provisions of that statute. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. We will seek to acquire established companies that have demonstrated sound historical financial performance. Although we are not restricted from doing so, we do not intend to acquire start-up companies. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law.

However, we will seek stockholder approval, if it is required by law or Nasdaq, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following the consummation of the business combination from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our initial stockholders, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our initial stockholders, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii), where the purchases are made by our initial stockholders, directors, officers or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the business combination;

•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the continued listing of our securities on Nasdaq or another national securities exchange in connection with our initial business combination;

•	because the stockholders who sell their shares in a privately negotiated transaction may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the deferred underwriting commissions or franchise or income taxes payable, our remaining stockholders may bear the entire payment of such deferred commissions and franchise or income taxes payable. That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the franchise or income taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after the business combination will bear the economic burden of the deferred commissions and franchise or income taxes payable because such amounts will be payable by us; and

•	the payment of any premium would result in a reduction in book value per share for the remaining stockholders compared to the value received by stockholders that have their shares purchased by us at a premium.

Our initial stockholders, officers, directors and/or their affiliates anticipate that they will identify the public stockholders with whom our initial stockholders, officers, directors or their affiliates may pursue privately negotiated purchases by either the public stockholders contacting us directly or by our receipt of redemption requests submitted by such public stockholders following our mailing of tender offer materials in connection with our initial business combination. To the extent that our initial stockholders, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our initial stockholders, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share, or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full. Our initial stockholders and Cowen Overseas (as applicable) have each agreed with respect to the founder shares and the placement shares held by them to waive their respective redemption rights in connection with the consummation of our initial business combination.

Manner of Conducting Redemptions

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law or Nasdaq, if a stockholder vote is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•	file tender offer documents with the SEC prior to consummating our initial business combination that will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In connection with the consummation of our business combination, we may redeem pursuant to a tender offer up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all common stock that is validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares of common stock pursuant to the tender offer and all shares of common stock will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our common stock electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with any such tender offer.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon consummation of the initial business combination.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and placement shares and any public shares purchased during or after the offering in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs and subject to certain volume limitations, as described below. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of a business combination.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted, against their initial business combination by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold and since even those public stockholders who vote in favor of our initial business combination will have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption upon consummation of a business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 13% of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 13% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 13% of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Proposed warrant tender offer

Our sponsor, Mr. Wright, and Cowen Overseas, have collectively committed to offer to purchase up to 3,750,000 of our issued and outstanding warrants at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and expire upon the consummation of such initial business combination. The proposed purchase price of $0.60 was determined by our sponsor, Mr. Wright and Cowen Overseas in consultation with the representatives of the underwriters of this offering and based on these entities’ knowledge of the securities markets. The purpose of the warrant tender offer is twofold: first, unlike other blank check companies, the warrant tender offer provides public warrant holders that may not wish to retain their warrants following our initial business combination the possibility of receiving cash for their warrants; and, second, in the event we liquidate upon a failure to consummate our initial business combination, the public warrant holders would receive a pro rata distribution of the amount in the escrow account in the amount of $0.30 (or approximately $0.26 per warrant if the over-allotment option is exercised in full) for each public warrant they hold, which public warrants, absent such a distribution as with other blank check companies, would expire worthless. As a result, in the event stockholder approval of an initial business combination is sought, those warrant holders that are also stockholders will be incentivized to vote in favor of an initial business combination for the opportunity to receive up to $0.60 per warrant (in the event no more than 3,750,000 warrants are tendered) in place of $0.30 per warrant (in the event of liquidation of the escrow account).

At the time of the proposed tender offer, each of our sponsor, Mr. Wright, and Cowen Overseas will also hold placement warrants, and has agreed not to tender such placement warrants in the proposed tender offer. Through the warrant tender offer, our sponsor, Mr. Wright, and Cowen Overseas will effectively offer to purchase up to 50% of the warrants sold as part of the units in this offering, without giving effect to any exercise of the underwriters’ over-allotment option. If the warrant tender offer is consummated, the public stockholders will suffer no dilutive effect as the overall number of outstanding warrants will remain unchanged. However, the relative voting power of our sponsor, Mr. Wright and Cowen Overseas with respect to the public stockholders on a fully diluted basis will increase based on their greater shareholding on an “as exercised” basis. We expect the tender offer documents relating to the warrant tender offer to include information substantially similar to the information that would be included in a proxy statement or tender offer document provided to public stockholders in connection with a proposed initial business combination. We do not expect the information provided to warrant holders will differ in any material fashion depending on whether the business combination is structured to require a stockholder vote or not.

The warrant tender offer will not be conditioned upon any minimum number of warrants being tendered, but will only close upon, and simultaneously with, the consummation of our business combination. In the event the aggregate number of public warrants validly tendered by the public warrant holders exceeds 3,750,000, each validly submitted offer to sell will be reduced on a pro rata basis in accordance with the terms of the offer to purchase that will be provided to the public warrant holders in connection with the warrant tender offer. For example, if 5,000,000 public warrants were tendered, since only 3,750,000 (75%) of the public warrants will be purchased by the Warrant Tender Purchasers, the number of warrants purchased from each public warrant holder will be reduced on a pro rata basis such that only 75% of the validly tendered public warrants will be purchased. Any warrants not purchased by the Warrant Tender Purchasers would be returned to the respective public warrant holders. These public warrants would still be exercisable for common stock of the company following our initial business combination and would still be tradable in the public market.

Upon the consummation of this offering, our sponsor, Mr. Wright and Cowen Overseas will deposit an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants) to fund the warrant tender offer. More specifically, the sponsor will deposit $1,387,500, Mr. Wright will deposit $75,000 and Cowen Overseas will deposit $787,500. The funds held in the escrow account will be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

If we are unable to consummate our business combination within the allotted time, holders of our outstanding public warrants will receive a pro-rata portion of the proceeds on deposit in this escrow account ($0.30 per warrant or approximately $0.26 per warrant if the over-allotment option is exercised in full) as promptly as reasonably possible but no more than five business days thereafter, after which time such warrants will expire worthless. Interest earned on the amount deposited in the escrow account, if any, will be paid to our sponsor, Mr. Wright and Cowen Overseas in accordance with the terms of the escrow agreement.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 21 months from the date of this prospectus.

Redemption of public shares and liquidation if no initial business combination

Our initial stockholders, officers and directors have agreed that we will have only 21 months from the date of this prospectus to consummate our initial business combination. If we have not consummated a business combination within 21 months from the date of this prospectus, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of the interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Our initial stockholders and Cowen Overseas (as applicable) have each agreed to waive their respective redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate a business combination within

21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our initial stockholders, or any of our officers, directors or affiliates acquire public shares after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period. Although our sponsor, Mr. Wright, and Cowen Overseas have committed to commence a proposed tender offer in connection our initial business combination to purchase up to 3,750,000 of our issued and outstanding warrants, as described in this prospectus, there will be no redemption rights or liquidating distributions from us with respect to our warrants, which will otherwise expire worthless in the event we do not consummate a business combination within the allotted month time period. We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $925,000 of proceeds held outside the trust account and interest income on the balance of the trust account (net franchise and income taxes payable) that will be released to us to fund our working capital requirements, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00 (or approximately $9.96 if the underwriters’ overallotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than approximately $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of Messrs. Brady and Wright before our entering into an agreement with such third party. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where Messrs. Brady and Wright execute a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, pursuant to a written agreement, Messrs. Wright and Brady, our Chairman and Chief Executive Officer, and President and Director, respectively, have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive transaction agreement, reduce the amounts in the trust account to below $10.00 per share (or approximately $9.96 per share if the underwriters’ overallotment option is exercised in full), except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Wright and Brady will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that, Messrs. Wright and Brady would be able to satisfy those obligations. With the exception of Messrs. Wright and Brady as described above, none of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below $10.00 per public share (or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full) and Messrs. Wright and Brady asserts that they are unable to satisfy any applicable obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Messrs. Wright and Brady to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Messrs. Wright and Brady to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share (or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full).

We will seek to reduce the possibility that Messrs. Wright and Brady will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Messrs. Wright and Brady will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $925,000 from the proceeds of this offering, and any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $762,500, we may fund such excess with funds from the $925,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $762,500, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 21 months from the date of this prospectus may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 21 months from the date of this prospectus is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we have not consummated a business combination within 21 months from the date of this prospectus, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Messrs. Wright and Brady may be jointly and severally liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.00 per public share (or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full) less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to consummate a business combination within 21 months from the date of this prospectus, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Wright and Brady will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not consummate a business combination within 21 months from the date of this prospectus or if they redeem their respective shares for cash upon the consummation of the initial business combination. Also, our management may cease to pursue a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate a business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 21 months from the date of this prospectus.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price
Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be approximately $10.00 per public share, or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full), including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares; subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. There is no limit to the prices that we or our initial stockholders, directors, officers or their affiliates may pay in these transactions.

If we are unable to consummate an initial business combination within 21 months from the date of this prospectus, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be approximately $10.00 per public share, or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full), including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Impact to remaining stockholders
The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from stockholders following consummation of the initial business combination. If the permitted purchases described above are made at prices not exceeding the per-share amount then held in the trust account, these purchases will reduce the book value per share for our remaining stockholders following a business combination, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable. If we make these purchases using funds released to us from the trust account following consummation of a business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining stockholders will also experience a reduction in book value per share to the extent of such premiums.

The redemption of our public shares if we fail to consummate a business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their overallotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
Approximately $75.0 million of the net offering proceeds, which includes a portion of the approximately $3.750 million net proceeds from the sale of 231,250 placement units to the sponsor, 12,500 to Joseph Wright and 131,250 placement units to Cowen Overseas and approximately $2.34 million in deferred underwriting commissions (approximately $2.7 million if the underwriters’ overallotment option is exercised in full), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee.

Approximately $72.7 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
Approximately $75.0 million of the net offering proceeds, which includes a portion of the approximately $3.750 million net proceeds from the sale of 231,250 placement units to the sponsor, 12,500 placement units to Joseph Wright and 131,250 placement units to Cowen Overseas and approximately $2.34 million in deferred underwriting commissions (approximately $2.7 million if the underwriters’ overallotment option is exercised in full) held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
We will be entitled to withdraw interest income earned on the funds in the escrow account for working capital purposes, the payment of taxes or dissolution expenses. Our stockholders will have no right to receive any pro-rata portion of interest income earned on the proceeds held in the trust account released to us.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cowen and Company, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the overallotment option.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the consummation of our initial business combination or 12 months from the closing of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We may not be required by law or Nasdaq to hold a stockholder vote. If we are not required by law or Nasdaq and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of our initial business combination. Our initial stockholders and Cowen Overseas have each agreed to waive their redemption rights with respect to its placement shares in connection with the consummation of our initial business combination and if we fail to consummate our initial business combination within 21 months from date of this prospectus.

Business combination deadline
If we are unable to complete a business combination within 21 months from date of this prospectus, we shall: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public
If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Release of funds
Except for interest income earned on the trust account balance that is released to us, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the expiration or termination of any tender offer conducted by us in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the date of this prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period.
The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our amended and restated certificate of incorporation other than “—Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a stockholder vote
We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a stockholder vote to approve our initial business combination, unless stockholder approval is required by law or Nasdaq or we decide to seek stockholder approval for business or other reasons.

Many blank check companies are required to file a proxy statement with the SEC and hold a stockholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate a business combination if the majority of the company’s public shares voted are voted against a proposed business combination.

Our ability to consummate our initial business combination without conducting a stockholder vote in the event that a stockholder vote is not required by law or Nasdaq may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to vote against a business combination in order to redeem
If we seek stockholder approval in conjunction with the consummation of our initial business combination, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs. In addition, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares in connection with the consummation of our initial business combination and if we fail to consummate our initial business combination within 21 months from the date of this prospectus. Cowen Overseas has agreed to waive its redemption rights with respect to the placement shares contained within the placement units (i) in connection with the consummation of our initial business combination and (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus.
Many blank check companies require public stockholders to vote against the proposed business combination in order to redeem their shares.
The ability of our public stockholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Limited Redemption of 13% Public Stockholders
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 13% of the shares sold in this offering.
Many blank check companies limit the redemption rights and voting rights of 10% public stockholders.
We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Redemption threshold
We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Many blank check companies are not permitted to consummate a business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the stockholder vote.
The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our stockholders do not agree.

Accelerated deadline to complete business combination	We will only have 21 months from the date of this prospectus to complete our initial business combination.	Many blank check companies have between 24 and 36 months to complete their initial business combinations.
The 21 month deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Minimum fair market value of target
Our initial business combination must be with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with such initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Many blank check companies are not required to consummate their initial business combination with a target whose fair market value is equal to at least 80% of the amount of money held in the trust account of the blank check company at the time of entry into a definitive agreement for a business combination.

The requirement of a minimum fair market value requirement in our offering if we are listed on Nasdaq at the time we intend to consummate an initial business combination may decrease the likelihood that we will be able to complete our initial business combination but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms
The warrants issued in this offering (i) have an exercise price that is above the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until five years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of 65% of the public warrants to amend their terms and (iv) may be exercised on a cashless basis pursuant to Section 3(a)(9) of the Securities Act, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, and until such time as there is an effective registration statement (subject to compliance with state blue sky laws).

The warrants issued in many blank check offerings (i) have an exercise price that is lower than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation, (iii) only require the consent of holders of a majority of the such warrants to amend their terms and (iv) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business combination (subject to compliance with state blue sky laws).

The differences in the terms of the warrants issued in our offering may increase the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is above the initial public offering price of our units favorably but should not impact the ability of our public stockholders to affect whether or not a particular business combination is completed.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination. In addition, the number of our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 75 Rockefeller Plaza, 14th Floor, New York, NY 10019. The cost for this space is included in the $10,000 per month fee described above that The Chart Group L.P. charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by The Chart Group L.P. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2012 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, although if our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of our second fiscal quarter, we would cease to be an “emerging growth company” as of the following fiscal year.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors, executive officers and director nominees are as follows:

Name	Age	Title
Joseph R. Wright	74	Chairman and Chief Executive Officer
Christopher D. Brady	58	President and Director
Michael LaBarbera	63	Chief Financial Officer, Secretary
Peter A. Cohen	65	Director
Governor Thomas Ridge	67	Director
Senator Joseph Robert “Bob” Kerrey	69	Director
Timothy N. Teen	48	Director
Manuel D. Medina	60	Director

Joseph R. Wright has been Chairman of our Board of Directors and Chief Executive Officer since our inception. Mr. Wright is a Senior Advisor to The Chart Group, L.P., a merchant banking firm and an affiliate of our sponsor and a member of the Advisory Board of The Comvest Group. Mr. Wright has served as the Executive Chairman of the Board of Directors of MTN Satellite Communications since 2010 and Chairman of the Investment Committee of ClearSky Power & Technology Fund I LLC since 2011. Mr. Wright was Senior Advisor to Providence Equity Partners LLC from July 2010 to June 2012 and Chief Executive Officer of Scientific Games Corp. from January 2009 to December 2010. From July 2006 through to April 2008, Mr. Wright served as Chairman and Director of Intelsat, Ltd., a provider of global satellite services and Chief Executive Officer and Director of PanAmSat Corporation from August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was Chairman and Director of GRC International, Inc. from 1996 to 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from August 1989 to 1994. Mr. Wright was a member of President Reagan’s Cabinet, was Director and Deputy Director of the White House Office of Management and Budget from March 1982 to 1989 and was Deputy Secretary of the Department of Commerce from 1981 to 1982. In 1989, Mr. Wright was appointed to the President’s Export Council by President George H.W. Bush as Chairman of the Export Control Sub-Committee. In 2003, President George W. Bush appointed Mr. Wright to the President’s Commission on the U.S. Postal Service Reform, the National Security Telecommunications Advisory Committee (NSTAC), the FCC’s Network Reliability and Interoperability Council and the FCC’s Media and Security Reliability Council. Mr. Wright presently serves on the current Administration’s Defense Business Board which provides advice on the overall management and governance on the Department of Defense. Mr. Wright received the Distinguished Citizens Award from President Reagan in 1989. Mr. Wright is currently a Director of Cowen Group, Inc., the parent of Cowen and Company, LLC, one of the representatives of the underwriters of this offering. Mr. Wright has served as a member of several other boards of directors throughout his career, including Federal Signal Corporation from 2010 to 2012, Education Management Corporation from 2011 to 2012, Travelers from 1990 to 1999, Harcourt Brace Janovich from 1990 to 1992 and Titan from 2000 to 2005. Mr. Wright is well qualified to serve as Chairman of our Board of Directors due to his background in government services and private equity. Mr. Wright received his undergraduate degree from the Colorado School of Mines and his graduate degree from Yale University in 1961.

Christopher D. Brady has been the president and a member of our Board of Directors since our inception. Mr. Brady founded The Chart Group L.P., a merchant banking firm and an affiliate of our sponsor, in 1994, and serves as its Chairman and Managing Director. Mr. Brady has over 25 years of experience in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies. Prior to founding The Chart Group L.P., Mr. Brady spent 14 years in the corporate finance and capital markets departments of Lehman Brothers from 1981-1987 and Dillon Read from 1987-1992. Mr. Brady currently serves as a director of SeaMobile, Inc., a government and commercial satellite communications provider, Miami International Holdings, a newly formed options exchange, Templeton Emerging Markets Investment Trust PLC, an international asset manager, Airborne Tactical Advantage Company (ATAC), a tactical military training service, and Genesis Today, Inc., a natural health supplement from organic liquid vitamins, and in other private companies in which either The Chart Group L.P. or its affiliates have invested. Mr. Brady serves as the Chairman for Chart Capital Partners I, II and Chart Venture Partners. Mr. Brady served as a member of the Transition Team for the United States Army Secretary Dr. Francis Harvey 2004-2005. Mr. Brady earned his B.A. from Middlebury College and his M.B.A. from Columbia University Graduate School of Business. In addition, Mr. Brady is well qualified to serve on our board of directors due to his background in private equity, corporate finance and capital markets, with a focus on identifying and building portfolio companies.

Michael LaBarbera has been our chief financial officer and secretary since our inception. Mr. LaBarbera serves as a Managing Director of Chart Group Advisors, a merchant banking firm and affiliate of our sponsor. Prior to Chart, from 1996-2002 he was Managing Director, Head of Private Placements & Fundraising at Dresdner Kleinwort Capital, the global private equity business within Dresdner Kleinwort Wasserstein Securities, LLC. From 1994-1996, he was Managing Director, Head of Private Placements at S.G. Warburg & Co., and a Director of S.G. Warburg, PLC. From 1984-1994 he was Senior Vice President, Co-Head of Private Placements at Dillon, Read & Co. Inc. Prior to Dillon Read, he was a member of the Corporate Treasurer’s Departments of both Penn Central Corporation and Exxon Corporation. Mr. LaBarbera has advised both public and private companies on corporate issuance and on structuring financings for acquisitions, business expansion and balance sheet restructurings. Mr. LaBarbera currently serves as a Director and Audit Committee Chair for Laney Directional Drilling, Co. He received an M.B.A. in Finance from Columbia University Graduate School of Business and a B.S. in Chemistry from Brooklyn College, City University of New York.

Peter A. Cohen has been a member of our Board of Directors since September 2011. Mr. Cohen serves as Chief Executive Officer and Chairman of the Board of Directors of Cowen Group, Inc., a diversified financial services company, and parent company of Cowen and Company, LLC, one of the representatives of the underwriters of this offering. Prior to Cowen Group, Mr. Cohen was the founder of Ramius LLC. He also served as a managing member and senior member of the Executive Committee of Ramius. After receiving his Bachelor of Science degree from Ohio State University in 1968, Mr. Cohen earned his M.B.A. from Columbia University in 1969 and began a career on Wall Street at Reynolds & Co. In 1970, he joined the firm which became Shearson Lehman Brothers. In 1973, Mr. Cohen became Assistant to the Chairman of the firm, Sanford Weill, and was involved in all aspects of the firm’s activities. In 1978, Mr. Cohen left Shearson for one year to work directly for Edmond Safra at Republic NY Corporation and Trade Development Bank Holdings in Geneva, Switzerland and returned to Shearson in 1979. Shearson merged with American Express in 1981 at which time he became President & Chief Operating Officer and in 1983 Chairman and Chief Executive Officer, a position he held until 1990. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York and at the same time commenced the activities around which Ramius was formed in 1994. Over his career he has served on a number of corporate, industry and philanthropic boards, including The New York Stock Exchange, The Federal Reserve International Capital Market Advisory Committee, The Depository Trust Company, The Ohio State University Foundation, The New York City Opera, The American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation, Kroll, Inc., and L-3 Communications. Mr. Cohen is presently a Director of Mount Sinai Hospital, Safe Auto Insurance, and Scientific Games Corporation. Mr. Cohen is well qualified to serve on our Board of Directors by virtue of his substantial corporate leadership and financial industry expertise and his significant investment experience.

Governor Thomas J. Ridge has been a member of our directors since inception. Governor Ridge is President and Chief Executive Officer of Ridge Global, LLC, Washington, D.C., a global strategic consulting company. He has held that position since July 2006. Additionally, in April 2010, Governor Ridge became a partner in Ridge Policy Group, Harrisburg, Pennsylvania and Washington, D.C., a bi-partisan, full-service government affairs and issue management group. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Governor Ridge was Secretary of the U.S. Department of Homeland Security. Prior to his service as Secretary of Homeland Security, he was Governor of Pennsylvania from 1995 to 2001. Governor Ridge’s background and experience have prepared him well for membership on our Board. As President and Chief Executive Officer of Ridge Global, he leads a team of international experts that helps businesses and governments address issues such as risk management, global trade security, technology integration and crisis management. As a partner in Ridge Policy Group, he provides strategic advice to clients to assist them in navigating the complexities of state and local government and raising awareness of their products and services that are relevant to government markets. As twice-elected Governor of Pennsylvania, he has championed issues such as health care and the environment. As Secretary of the Department of Homeland Security, he formed a new agency from 22 agencies employing more than 180,000 employees. Governor Ridge has been a director of Exelon Corporation since May 2005, a director of The Hershey Co. since November 2007, a director of Brightpoint Inc. since September 2009 and a director of Geospatial Holdings, Inc. since April 2010. He was formerly a director of Vonage from August 2005 to April 2010 and Home Depot, Inc. from May 2005 to May 2007. Governor Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University. Governor Ridge’s background and substantial government experience have prepared him well for membership on our Board of Directors. Governor Ridge also brings significant corporate governance experience and compliance oversight expertise by virtue of his prior and on-going directorships.

Senator Joseph Robert “Bob” Kerrey has been a member of our Board of Directors since inception. Senator Kerrey is President Emeritus of The New School in New York City and served as its President from January 2001 until January 2011. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Senator Kerrey is a director of Scientific Games Corporation, Jones Apparel Group, Inc., Tenet Healthcare Corporation and Genworth Financial, Inc. In addition, Senator Kerrey’s background and substantial government experience have prepared him well for membership on our Board of Directors and, by virtue of his current directorships, he will add significant corporate governance and compliance oversight expertise to our Board of Directors.

Timothy N. Teen has been a member of our Board of Directors since our inception. Mr. Teen is a founder of Chart Venture Partners, an affiliate of our sponsor, since its inception. Mr. Teen also founded Blue Ocean Capital Partners, a strategic advisory firm to the aerospace and defense sectors, in 2009 and serves as its Chief Executive Officer. Blue Ocean Capital Partners consults with aerospace and defense firms, homeland defense suppliers, as well as some of the largest investment firms in this sector, to source transactions, perform diligence and provide general portfolio assistance. Since 2004, Mr. Teen has served as the Chief Executive Officer and Board member of InSitech, Inc., a government services firm with offices in New Jersey, California and Maryland, that advises the United States Army, Navy and Marines on a variety of program initiatives including private sector investment trends, as well as sourcing emerging technology solutions for military requirements. Under Mr. Teen’s leadership, InSitech has sourced and evaluated numerous companies for the military and has also represented the United States Army in the creation of a private sector technology campus within the security confines of Picatinny Arsenal. Tenants include some of the largest military contractors and homeland defense suppliers such as ATK, BAE, Booz-Allen, Raytheon and SAIC. Mr. Teen has over 25 years of leadership experience in strategic planning, corporate/business development and marketing in technology based businesses and has led firms through transition and change. Mr. Teen is also a founder and investment committee member of Chart Venture Partners an early stage venture capital fund focused on investing in companies that serve the government and commercial sectors. Mr. Teen is a recipient of the Secretary of the Army Public Service Award—one of the highest civilian honors given. Mr. Teen has a BS in Marketing and Management from Montclair University, Upper Montclair, NJ. Mr. Teen is well qualified to serve on our Board of Directors by virtue of his significant experience in the government services sector as well as his on-going corporate advisory and investment responsibilities.

Manuel D. Medina has been a member of our Board of Directors since March 15, 2012. Since June 2011, Mr. Medina has been the Chairman and CEO of Medina Capital Partners, an investment firm focused on funding private and public sector technology companies. Mr. Medina was the founder, Chairman and CEO of Terremark Worldwide, Inc., a publicly traded global provider of managed IT infrastructure services, until April 2011 when the company was acquired by Verizon Communications, Inc. Mr. Medina also founded TransAtlantic Bank located in Miami in 1984 and served as Chairman of its board until 2011. Mr. Medina has a BS in Accounting from Florida Atlantic University. Mr. Medina is well qualified to serve on our Board of Directors by virtue of his significant experience and knowledge in building businesses and undertaking complex projects.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Kerrey, Ridge and Medina will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Cohen and Teen, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Wright and Brady, will expire at the third annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have extensive experience in private equity businesses, public companies and in government services. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

The Nasdaq rules requires that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Governor Ridge, Senator Kerrey and Mr. Medina are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Because we expect to list our securities on Nasdaq in connection with our initial public offering, we have one year from the date our securities are first listed on Nasdaq to have a majority of our board of directors consist of independent members.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation (cash or non-cash) for services rendered. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination or our liquidation, we will pay The Chart Group L.P., an affiliate of Christopher D. Brady, our president and director, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by The Chart Group L.P. for our benefit and is not intended to provide The Chart Group L.P. or Mr. Brady compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our initial stockholders, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Audit Committee

Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Governor Ridge and Senator Kerrey, each of whom meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Because we expect to list our securities on Nasdaq in connection with our initial public offering, we have one year to have our audit committee be comprised of at least three independent members.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors will appoint an independent director who is determined to satisfy Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC pursuant to the Nasdaq rules phase-in period, by the one year anniversary of the date our securities are first listed on Nasdaq.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Other Board Committees

Our board of directors intends to establish a nominating committee and a compensation committee upon consummation of our initial business combination. At that time our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either committee, however, our independent directors will address any nominations process and oversee executive compensation, as required by the rules of Nasdaq, prior to such time that we establish either committee. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides, however, that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply against us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations they may have currently or in the future, or any other fiduciary duties or contractual obligations they may have as of the date of this prospectus.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. Certain of our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Mr. Cohen, one of our directors, has pre-existing fiduciary duties to the Cowen Group, Inc., and through that to its direct and indirect subsidiaries. Mr. Cohen also has fiduciary duties to Scientific Games Corporation. If Mr. Cohen becomes aware of a potential business that may be suitable for our initial business combination, that falls within the line of business of any entity to which he has a pre-existing fiduciary duty, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of any future non-compete obligation, possibly prohibited from referring such opportunity to us. Other than the foregoing, none of our officers or directors currently has fiduciary duties that may take priority over their duties to us.

We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate our initial business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

Each of our officers and directors may become involved with subsequent blank check companies similar to our company, although pursuant to a letter agreement, they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 21 months from the date of this prospectus. Prior to this offering, none of our executive officers, directors or promoters are or have been involved in any blank check offerings.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors and Executive Officers.”

•	Our sponsor purchased an aggregate of 2,156,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.0116 per share. In January 2012, our sponsor transferred an aggregate of 337,500 founder shares to Joseph Wright, Governor Thomas Ridge, Senator Joseph Robert Kerrey and Timothy N. Teen, each of whom is one of our officers and/or directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of our sponsor. Subsequently in January 2012, The Chart Group, L.P. transferred an aggregate of 525,469 shares of our common stock to certain of our officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, our sponsor transferred an aggregate of 37,500 founder shares to Manuel D. Medina, who joined our board of directors on March 15, 2012. Our sponsor, Joseph Wright and Cowen Overseas have each committed to purchase an aggregate of 375,000 placement units, at the price of $10.00 per unit, in a private placement that will occur simultaneously with the closing of this offering. Each of holders of the founder shares and placement shares have agreed that such shares will be subject to lock-up and will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Our initial stockholders and Cowen Overseas (as applicable), have each agreed to waive their respective redemption rights with respect to the founder shares and placement shares (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. To the extent our initial stockholders transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within such 21 month time period, the proceeds of the sale of the placement units will be used to fund the redemption of our public shares, and the placement warrants will expire worthless. With certain limited exceptions (as described in more detail below under “Principal Stockholders — Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”), the founder shares, placement units and their underlying securities will not be transferable, assignable or salable (i) in the case of the founder shares, by our initial stockholders until the earlier of (A) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the placement units and the component securities therein, by our sponsor, Joseph Wright and Cowen Overseas until 30 days after the consummation of our initial business combination. In addition, Cowen Overseas is an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, which will receive deferred underwriting compensation only if we complete our business combination.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders, officers or directors. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with our initial stockholders, or an affiliate of our initial stockholders, in the pursuit of an initial business combination. In the event we seek to complete an initial business combination with such a company or we partner with our initial stockholders or an affiliate of our initial stockholders in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will our initial stockholders or any of our existing officers or directors, or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, each of our initial stockholders has agreed to vote its founder shares, placement shares and any shares purchased in or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers, directors and director nominees that beneficially owns shares of our common stock; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to the Offering(2)			After the Offering(2)(3)
Name and Address of Beneficial Owners(1)	Amount and nature of beneficial ownership		Percentage of outstanding common stock	Amount and nature of beneficial ownership	Percentage of outstanding common stock
Chart Acquisition Group LLC	1,487,031	(4)	58.7%	1,288,750	13.2%
The Chart Group L.P.	1,487,031	(4)	58.7%	1,288,750	13.2
Joseph Wright	237,500	(5)	9.4%	237,500	2.4
Christopher D. Brady	1,616,172	(4)	63.8%	1,397,500	14.3
Michael LaBarbera	102,422		4.0%	86,250	*
Governor Thomas Ridge	37,500	(6)	1.5%	37,500	*
Senator Joseph Robert Kerrey	37,500	(6)	1.5%	37,500	*
Timothy N. Teen	37,500	(6)	1.5%	37,500	*
Peter A. Cohen	131,250	(7)	5.2%	131,250	1.3
Manuel D. Medina	37,500	(6)	1.5%	37,500	*
Cowen Overseas Investment LP	131,250	(7)	5.2%	131,250	1.3
Kendall Family Investments	1,103,125	(8)	43.6%	962,500	9.9
All directors and officers as a group (8 persons)	2,237,344		88.4%	2,002,500	20.5%

*	Less than 1 percent.

1	Unless otherwise noted, the business address of each of the persons and entities listed above is 75 Rockefeller Plaza, 14th Floor, New York, NY 10019.

2	Includes 2,156,250 founder shares and assumes the sale of 375,000 placement units subject to subscription agreements in a private placement to be completed simultaneously with this offering.

3	Assumes the underwriters’ overallotment option has not been exercised and as a result, an aggregate of 281,250 founder shares held by certain of our initial stockholders (other than Messrs. Wright, Ridge, Kerrey, Teen and Medina) have been forfeited. Includes a number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the consummation of this offering (excluding the placement shares) which will be subject to forfeiture on a pro-rata basis by our initial stockholders in the event the last sales price of our stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the consummation of this offering (excluding the placement shares) which will be subject to forfeiture on a pro-rata basis by our initial stockholders in the event the last sales price of our common stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination.

4	Chart Acquisition Group LLC, a Delaware limited liability company, our sponsor, is the holder of 1,487,031 shares composed of 1,255,781 founder shares and 231,250 placement shares. The Chart Group L.P., through its membership interest in the sponsor, is the indirect holder of 365,156 founder shares and 18,750 placement shares. The Chart Group L.P., the sole managing member of our sponsor, is a limited partnership that is managed and controlled by its general partner, Antwerp L.L.C., a New York limited liability company. Mr. Brady owns a majority of the membership interests in Antwerp L.L.C., and is its Chief Executive Officer and a member of its Management Committee. As such, Mr. Brady may be deemed to have effective control of Antwerp L.L.C. and thereby effective control over The Chart Group L.P. and our sponsor and may exercise voting and dispositive power with respect to the shares held by our sponsor and The Chart Group L.P. Consequently, Mr. Brady may be deemed the beneficial owner of 1,487,031 shares composed of 1,255,781 founder shares and 231,250 placement shares, held by our sponsor. Mr. Brady directly holds 129,141 of our founder shares. Mr. Brady disclaims beneficial ownership over any shares owned by The Chart Group L.P. or our sponsor over which he does not have any pecuniary interest.

5	Mr. Wright holds 237,500 shares composed of 225,000 founder shares and 12,500 placement shares. Mr. Wright’s founder shares will not be subject to forfeiture in the event the underwriters’ overallotment option is not exercised.

6	Messrs. Ridge, Kerrey, Teen and Medina, respectively, hold founder shares and such shares will not be subject to forfeiture in the event the underwriters’ overallotment option is not exercised.

7	Cowen Group, Inc. has indirect sole voting and dispositive power over Cowen Overseas through its ownership of Ramius Advisors, LLC a wholly-owned subsidiary of Cowen Group, Inc. and the general partner of Cowen Overseas. This amount includes placement shares beneficially owned by Cowen Overseas Investment LP. However, in no event will any placement units, placement shares, placement warrants or tendered public warrants held by Cowen Overseas or any of its “related persons” under the rules of the Financial Industry Regulatory Authority be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units, placement shares, placement warrants or tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part. As Chairman and Chief Executive Officer of Cowen Group, Inc., Peter Cohen may be deemed to control or share control of Cowen Group, Inc. Peter Cohen’s business address is c/o Ramius Advisors, LLC, 599 Lexington Avenue, 19th Floor, New York, New York 10022. Andrew Cohen who is the managing director of Ramius Advisors, LLC, has voting and dispositive power with respect to the shares held by Cohen Overseas. Each of Peter Cohen and Andrew Cohen disclaims beneficial ownership of any securities over which he does not have pecuniary interest.

8	Kendall Family Investments, through its membership interest in the sponsor, is the indirect holder of 1,103,125 shares composed of 212,500 placement shares and 890,625 founder shares. Kendall Family Investments is controlled by Mr. Louis M. Bacon, who has voting and dispositive power over its securities. Kendall Family Investments has an address of 1251 Avenue of the Americas, New York, NY 10020.

Immediately after this offering (assuming no exercise of the underwriters’ overallotment option), our initial stockholders will beneficially own shares equal to 21.7% of the then issued and outstanding shares of our common stock (which includes 243,750 placement shares). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the overallotment option, up to an aggregate of 281,250 founder shares held by our initial stockholders (not including founder shares held by Messrs. Wright, Ridge, Kerrey, Teen and Medina) will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founder shares necessary to maintain our initial stockholders’ 20.0% ownership of common stock excluding the placement shares, and 21.7% including the placement shares, in each case after giving effect to the offering and the exercise, if any, of the underwriters’ overallotment option. In addition, the founder earn out shares (a number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option, excluding the placement shares) are subject to forfeiture pro-rata by our initial stockholders in the event the last sales price of our stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the consummation of this offering and expiration of the underwriters’ overallotment option (excluding the placement shares), will be subject to forfeiture on a pro-rata basis by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for at least one period of 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. None of the placement shares are subject to forfeiture.

Our sponsor has committed to purchase 231,250 placement units, Joseph Wright has committed to purchase 12,500 placement units and Cowen Overseas has committed to purchase 131,250 placement units at the price of $10.00 per unit, for an aggregate purchase price of $3.750 million, in a private placement that will occur simultaneously with the closing of this offering. Each placement warrant contained in a placement unit entitles the holder to purchase one share of our common stock at $11.50 per share. The purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account pending our consummation of our initial business combination. If we do not complete our initial business combination within 21 months from the date of this prospectus, the proceeds of the sale of the placement units will be used to fund the redemption of our public shares, and the placement warrants will expire worthless. The placement units are subject to the transfer restrictions described below under “Principal Stockholders — Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”). The placement warrants will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If the placement warrants are held by holders other than its initial holders, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The placement warrants may also be exercised by the initial holders or their permitted transferees on a cashless basis. In addition, so long as they held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation, instead of five years from the consummation of our initial business combination, or earlier upon our liquidation. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. After giving effect to the private placement of founder shares and placement units, consisting of placement shares, our initial stockholders will own 21.7% and Cowen Overseas will own 1.3% of the outstanding common stock following the offering and the exercise, if any, of the underwriters’ overallotment option (assuming that neither our initial stockholders nor Cowen Overseas purchases any public shares in the offering or the public market.)

Our sponsor and executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants

The founder shares, placement units and securities contained therein, and tendered public warrants that are owned by our initial stockholders and Cowen Overseas (as applicable) are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our initial stockholders (with respect to its founder shares and placement units and the securities contained therein) and by Cowen Overseas (with respect to its placement units and the securities contained therein). Those lockup provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the placement units, including the component securities therein, and tendered public warrants, until 30 days after the consummation of our initial business combination, except in each case (a) to the officers or directors or other initial stockholders, any affiliates or family members of any of the officers or directors or other initial stockholders, any members of our sponsor, or partners, affiliates or employees of the members of our sponsor, or partners of Cowen Overseas, or any of their respective affiliates, (b) by gift to a member of our sponsor, or partners, affiliates or employees of the members of our sponsor, or a partner of Cowen Overseas, or one of our initial stockholders, an immediate family member of one of the members of our sponsor or partners of Cowen Overseas, or to a trust, the beneficiary of which is a family member of a member of our sponsor or partners, affiliates or employees of the members of our sponsor, or partner of Cowen Overseas, or one of our initial stockholders, or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of an officer or director, one of our initial stockholders, or a partner of Cowen Overseas; (d) pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our consummation of our initial business combination; or (f) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor or, in the case of Cowen Overseas, by virtue of the laws of the Cayman Islands or its controlling limited partnership agreement (g) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Our initial stockholders have also agreed, to the extent applicable, that they will not sell or transfer founder shares that remain subject to forfeiture. In addition, in no event will any placement units or securities included therein or any tendered public warrants held by Cowen Overseas or any of its “related persons” under the FINRA rules be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units or securities included therein or any such tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part.

Registration Rights

The holders of the founder shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act; provided that Cowen Overseas will, in no event, make more than one demand. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares and placement shares, upon the earlier of (A) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; provided that, to the extent any founder shares remain subject to forfeiture, such lock-up period will be automatically extended until such founder shares are no longer subject to forfeiture, or (B) the date on which when we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our holders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the placement warrants and the respective common stock underlying such warrants, 30 days after the consummation of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Cowen Overseas, an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, has committed to purchase 131,250 placement units, each consisting of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $11.50, at a price of $10.00 per unit (a total of $1,312,500) in a private placement that will occur simultaneously with the consummation of this offering. In addition, Cowen Overseas has committed to purchase a certain number of our issued and outstanding warrants offered to the public in this offering at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and would be completed upon consummation of such initial business combination. Cowen Overseas has agreed that in no event will any placement units or securities included therein or any tendered public warrants held by Cowen Overseas or any of its “related persons” under the FINRA rules be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units or securities included therein or any such tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part. In addition, the placement warrants which form a part of the placement units issued to Cowen Overseas and any tendered public warrants purchased by Cowen Overseas, so long as they are held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our initial shareholders currently own 2,156,250 founder shares, up to 281,250 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full, after giving effect to our 0.75-for-1 reverse stock split effectuated on July 10, 2012, for an aggregate purchase price of $25,000, or approximately $0.0116 per share. In January 2012, our sponsor transferred an aggregate of 337,500 founder shares to Joseph Wright, Governor Thomas Ridge, Senator Joseph Robert Kerrey and Timothy N. Teen, each of whom is one of our officers and/or directors and an aggregate of 890,625 shares to The Chart Group, L.P., the sole managing member of our sponsor. Subsequently in January 2012, The Chart Group, L.P. transferred an aggregate of 525,469 shares of our common stock to certain of our officers and certain affiliates and officers of The Chart Group, L.P. On April 17, 2012, our sponsor transferred an aggregate of 37,500 founder shares to Manuel D. Medina, who joined our board of directors on March 15, 2012. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the stock dividend.

If the underwriters do not exercise all or a portion of their overallotment option, certain of our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 281,250 founder shares in proportion to the portion of the underwriters’ overallotment option that was not exercised. In addition, the founder earn out shares (a number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option, excluding the placement shares) are subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option (excluding the placement shares), will be subject to forfeiture by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited shares and the price paid to us for such forfeited shares of approximately $3,262.50. Upon receipt, such forfeited shares would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital. None of the placement shares are subject to forfeiture. Our initial stockholders have also agreed, to the extent applicable, that they will not sell or transfer founder shares that remain subject to forfeiture.

Our sponsor has committed to purchase 231,250 placement units, Mr. Wright, has committed to purchase 12,500 placement units and Cowen Overseas has agreed to purchase 131,250 placement units, at the price of $10.00 per unit for an aggregate purchase price of $3.750 million, in a private placement that will occur simultaneously with the closing of this offering. All of the proceeds received from the sale of the placement units will be financed from available funds and not from borrowed funds. All of the proceeds from the purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account pending our completion of an initial business combination. The placement warrants will be identical to the warrants sold in this offering, except that, (i) if held by the initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption, and (ii) the placement warrants which form a part of the placement units issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation, whereas any placement warrants held by holders other than Cowen Overseas or any such related person will expire five years from the consummation of our initial business combination, or earlier upon our liquidation. The placement units and the component securities contained therein will be subject to lockup (i.e. not transferable, assignable or saleable) until 30 days after the consummation of our initial business combination; provided that such securities, if held by Cowen Overseas or any of its related persons under FINRA rules, are subject to a minimum lock-up of 180 days from the effective date of the registration statement of which this prospectus forms a part. If we do not complete an initial business combination that meets the criteria described in this prospectus, the portion of the $3,750,000 purchase price of the placement units placed in the trust account will be included as a part of the liquidation amount payable to our public stockholders and the placement warrants will expire worthless. Including the private placement of founder shares and placement units, our initial stockholders will own 21.7% and Cowen Overseas will own 1.3% of the outstanding common stock following offering and the exercise, if any, of the underwriters’ overallotment option (assuming that neither our initial stockholders nor Cowen Overseas purchases any shares in the offering or the public market.)

The placement units will be sold in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants included in the placement units will be able to exercise such placement warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our placement units and the underlying securities will become freely tradable only after they are registered.

Our sponsor, Mr. Wright and Cowen Overseas have collectively committed to offer to purchase up to 3,750,000 of our issued and outstanding warrants at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of a business combination and would close upon the consummation of such initial business combination. The proposed purchase price of $0.60 was determined by our sponsor, Mr. Wright and Cowen Overseas in consultation with the representatives of the underwriters of this offering and based on these entities’ knowledge of the securities markets. At the time of the proposed tender offer, each of our sponsor, Mr. Wright and Cowen Overseas will also hold placement warrants, and has agreed not to tender such placement warrants in the proposed tender offer. Through the warrant tender offer, the initial holders will effectively offer to purchase up to 50% of the warrants sold as part of the units in this offering, without giving effect to any exercise of the underwriters’ over-allotment option. The warrant tender offer will not be conditioned upon any minimum number of warrants being tendered. In the event the aggregate number of public warrants validly tendered by the public warrant holders exceeds 3,750,000, each validly submitted offer to sell will be reduced on a pro rata basis in accordance with the terms of the offer to purchase that will be provided to the public warrant holders in connection with the warrant tender offer.

Upon the consummation of this offering, our sponsor, Mr. Wright and Cowen Overseas will deposit an aggregate of $2,250,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 3,750,000 warrants). More specifically, the sponsor will deposit $1,387,500, Mr. Wright will deposit $75,000 and Cowen Overseas will deposit $787,500. The funds held in the escrow account will be invested only in United States treasuries or in money market funds that invest solely in United States treasuries with a maturity of 180 days or less.

We expect the tender offer documents relating to the warrant tender offer to include information substantially similar to the information that would be included in a proxy statement or tender offer document provided to public stockholders in connection with a proposed initial business combination. We do not expect the information provided to warrant holders will differ in any material fashion depending on whether the business combination is structured to require a stockholder vote or not.

If we are unable to consummate our business combination within the allotted time, holders of our outstanding public warrants will receive a pro-rata portion of the proceeds on deposit in this escrow account ($0.30 per warrant or approximately $0.26 per warrant if the over-allotment option is exercised in full) as promptly as reasonably possible but no more than five business days thereafter, after which time such warrants will expire worthless. Interest earned on the amount deposited in the escrow account, if any, will be paid to our sponsor, Mr. Wright and Cowen Overseas in accordance with the terms of the escrow agreement.

The Chart Group L.P., an entity affiliated with Christopher D. Brady, our President and member of our board of directors, has agreed to, from the date that our securities are first listed on Nasdaq through the earlier of our consummation of our initial business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay The

Chart Group L.P. $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide The Chart Group L.P. compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by The Chart Group L.P. is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee paid to The Chart Group L.P., an affiliate of our sponsor, and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial stockholders, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will approve all payments in excess of $5,000 to be made to our initial stockholders, officers, directors or our or their affiliates.

As of the date of this prospectus our sponsor has also advanced to us an aggregate of $175,000 to cover expenses related to this offering. These loans will be payable without interest on the earlier of December 31, 2012 or the closing of this offering. We intend to repay these loans from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than interest on such proceeds. Up to $750,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. These warrants would be identical to the placement warrants (except that the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation). The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares, placement shares and placement warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 29,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. We anticipate that the common stock and warrants comprising the units will begin separate trading on the 52 nd day following the date of this prospectus unless Cowen and Company, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the overallotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option.

Common Stock

As of the date of this prospectus, there were 2,156,250 shares of our common stock outstanding, all of which were held of record by our initial stockholders. This includes an aggregate of 281,250 shares of common stock subject to forfeiture by certain of our initial stockholders to the extent that the underwriters’ overallotment option is not exercised in full so that our initial stockholders will own founder shares equal to 20.0% of our issued and outstanding shares after this offering (excluding the placement shares and they are not required to forfeit the founder earn out shares, as described in this prospectus). Our sponsor has committed to purchase 231,250 placement shares and Joseph Wright, our chairman and chief executive officer, has committed to purchase 12,500 placement shares contained in the placement units in a private placement that will occur simultaneously with the consummation of this offering (and our initial stockholders will hold an aggregate of 21.7% of the issued and outstanding common stock following the offering and the expiration of the underwriters overallotment option.) The Chart Group L.P., an affiliate of certain of our officers and directors, has sole voting and dispositive control of the shares of our common stock held by our sponsor. Upon closing of this offering 9,750,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ overallotment option).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 29,000,000 shares of common stock, if we were to enter into an initial business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide all stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes or the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be approximately $10.00 per public share, or approximately $9.96 per public share if the underwriters’ overallotment option is exercised in full. Each of our initial stockholders and Cowen Overseas, as applicable, has agreed to waive its redemption rights with respect to the founder shares and placement shares, (i) in connection with the consummation of our initial business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. To the extent our initial stockholders transfer any of these securities to our officers and directors, our officers and directors will agree, as a condition to such transfer, to waive these same redemption rights. Also, Cowen Overseas has committed to purchase 131,250 placement units, at the price of $10.00 per unit, in a private placement that will occur simultaneously with the closing of this offering. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed, and our officers and directors, as applicable, will agree, to vote their respective founder shares, placement shares and any public shares purchased in or after the offering in favor of our initial business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law or Nasdaq, if a stockholder vote is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our initial stockholders, officers, directors, or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such stockholder meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 13% of the shares sold in this offering.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders and each of our officers and directors have agreed to vote any founder shares and any placement shares held by them and any public shares purchased after the offering in favor of our initial business combination. Assuming our initial business combination is approved, to the extent provided in this prospectus, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction, for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest withdrawn for working capital purposes, to pay taxes or dissolution costs and excluding the deferred underwriting discount.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination within 21 months from the date of this prospectus, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Each of our initial stockholders and Cowen Overseas (as applicable) has agreed to waive its redemption rights with respect to the founder shares and placement shares contained within the placement units (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period. However, if our initial stockholders or any of our officers, directors or affiliates or Cowen Overseas acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the company after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes).

Founder Shares and Placement Shares

The founder shares and placement shares are each identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares or placement shares, as applicable, have the same stockholder rights as public stockholders, except that (i) the founder shares and placement shares are subject to certain transfer restrictions, as described in more detail above under “Principal Stockholders —Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”), and (ii) each of our initial stockholders and Cowen Overseas, as applicable, has agreed to waive its redemption rights with respect to their founder shares and placement shares, (A) in connection with the consummation of a business combination, (B) if we fail to consummate our initial business combination within 21 months from the date of this prospectus, (C) in connection with an expired or unwithdrawn tender offer, and (D) upon our liquidation prior to the expiration of the 21 month period. To the extent our initial stockholders transfer any of these securities to our officers and directors, our officers and directors will agree, as a condition to such transfer, to waive these same redemption rights. Also, Cowen Overseas has committed to purchase 131,250 placement units, at the price of $10.00 per unit, in a private placement that will occur simultaneously with the closing of this offering. If we submit our initial business combination to our public stockholders for a vote, each of our initial stockholders has agreed, and our officers and directors, will each agree, to vote their respective founder shares, placement shares and any public shares purchased in or after the offering in favor of our initial business combination.

With certain limited exceptions as described in more detail above under “Principal Stockholders — Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”), the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (i) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the founder earn out shares (a number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option, excluding the placement shares) are subject to forfeiture pro rata by our initial stockholders in the event the last sales price of our stock does not equal or exceed $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. An additional number of founder shares equal to 2.5% of our shares of common stock issued and outstanding after the expiration of the underwriters’ overallotment option (excluding the placement shares), will be subject to forfeiture pro rata by our initial stockholders in the event the last sales price of our stock does not equal or exceed $13.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 60 months following the closing of our initial business combination. Our initial stockholders have agreed that such shares will be subject to lockup and will not sell or transfer founder shares that remain subject to forfeiture as described above, until such time as the related forfeiture provisions no longer apply.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. However, if issued prior to our initial business combination, none of the shares of our preferred stock will have any right to amounts held in the trust account.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering or 30 days after the consummation of our initial business combination. The warrants will expire five years after the consummation of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt therefrom under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part, or a new registration statement, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption therefrom is not available. We will use our best efforts to cause the post effective amendment or new registration statement the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period” to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send to the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $17.50 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time after our initial business combination while the warrants are outstanding, we effect (a) a merger with another company, in which our stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which shares of our common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. Notwithstanding the foregoing, in the event of such a transaction, at the request of any holder, properly delivered, we (or the successor entity to us) shall purchase such warrant from such holder by paying, within five trading days after such request, cash in an amount equal to the Black Scholes Value (as specifically defined in the warrant agreement) of the remaining unexercised portion of such warrant on the date of such transaction. Any warrant holder that receives cash pursuant to the immediately preceding sentence shall not receive the kind and amount of shares or other securities or property including cash, receivable upon such reclassification, reorganization, merger or consolidation.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants and Tendered Public Warrants

Our sponsor has committed to purchase 231,250 placement warrants, Joseph Wright has agreed to purchase 12,500 placement warrants and Cowen Overseas has agreed to purchase 131,250 placement warrants, which are included in the placement units to be purchased at a price of $10.00 per unit for an aggregate purchase price of $3,750,000, in a private placement that will occur simultaneously with the closing of this offering. In addition our sponsor, Mr. Wright and Cowen Overseas have also committed to commence a proposed tender offer to purchase collectively up to 3,750,000 of our issued and outstanding public warrants in connection with our initial business combination, and by virtue thereof, acquire the tendered public warrants. The placement warrants and any tendered public warrants will be identical to the warrants sold in this offering, except that, (i) if held by our sponsor, Mr. Wright or Cowen Overseas, or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption, and (ii) the placement warrants which form a part of the placement units issued to Cowen Overseas, or tendered public warrants acquired by Cowen Overseas, so long as they are held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon our liquidation, whereas any placement warrants or tendered public warrants held by holders other than Cowen Overseas or any such related person will expire five years from the consummation of our initial business combination, or earlier upon our liquidation. A portion of the proceeds from the sale of the placement warrants will be held in our trust account for the benefit of our public stockholders. If we do not complete one or more business combinations as described in this prospectus, the placement warrants will become worthless.

The placement warrants will be sold in a private placement pursuant to Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. However, the holders of these placement warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available, unless, at that time, the public warrants are exercisable on a cashless basis. The proposed tender offer, if commenced, will be carried out in compliance with the applicable tender offer rules under the Securities Exchange Act of 1934, as amended.

The placement warrants will become worthless if we do not consummate our initial business combination. The personal and financial interests of holders of the placement warrants may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in an amount such that our initial stockholders’ ownership of founder shares (but excluding any placement shares) is maintained at 20.0% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Amendments to our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. These provisions cannot be amended without the approval of 65% of our stockholders. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	if we are unable to consummate our initial business combination within 21 months from the date of this prospectus, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses (although, we expect all or substantially all of such interest released to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•	after the consummation of this offering and prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•	although we do not intend to enter into a business combination with a target business that is affiliated with our initial stockholders, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our stockholders from a financial point of view;

•	if a stockholder vote on our initial business combination is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the in the trust account available to redeeming stockholders to less than $10.00 per share ($9.96 if the underwriters’ overallotment option is exercised in full), or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved.

Certain Anti-Takeover Provisions of Delaware Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

•	A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ overallotment option and the forfeiture of 281,250 founder shares held by certain of our initial stockholders) we will have 9,750,000 shares of common stock outstanding (including 375,000 placement shares). Of these shares, the 7,500,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,875,000 founder shares and all 375,000 placement units (including component securities contained therein) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding, which will equal 975,000 shares immediately after this offering (or 1,115,625 if the underwriters exercise their overallotment option); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell its founder shares, placement shares and placement warrants, as applicable, and Cowen Overseas will be able to sell its placement units, placement shares and placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, placement shares and placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the placement warrant and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities; provided that Cowen Overseas will, in no event, make more than one demand. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (A) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; provided that, to the extent any founder shares remain subject to forfeiture, such lock-up period will be automatically extended until such founder shares are no longer subject to forfeiture, or (B) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the placement warrants, tendered public warrants or warrants that may be issued upon conversion of working capital loans, and the respective common stock underlying such warrants, 30 days after the consummation of our initial business combination;

Cowen Overseas, an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, has committed to purchase 131,250 placement units, each consisting of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $11.50, at a price of $10.00 per unit (a total of $1,312,500) in a private placement that will occur simultaneously with the consummation of this offering. In addition, Cowen Overseas has committed to purchase a certain number of our issued and outstanding warrants offered to the public in this offering at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and would be completed upon consummation of such initial business combination. Cowen Overseas has agreed that in no event will any placement units or securities included therein or any tendered public warrants held by Cowen Overseas or any of its “related persons” under the FINRA rules be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units or securities included therein or any such tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part. In addition, the placement warrants which form a part of the placement units issued to Cowen Overseas and any tendered public warrants purchased by Cowen Overseas, so long as they are held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list on Nasdaq under the symbol “CACG”, and we anticipate that our common stock and warrants will be listed on Nasdaq under the symbols “CACG” and “CACGW”, respectively. We anticipate our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Cowen and Company, LLC and Deutsche Bank Securities Inc. are acting as representatives, has agreed to purchase on a firm commitment basis, the number of units set forth opposite their respective name below:

Underwriter	Number of Units
Deutsche Bank Securities Inc.
Cowen and Company, LLC
Mitsubishi UFJ Securities (USA), Inc.

Total	7,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the overallotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $                     per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,125,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Each of holders of the founder shares and placement shares have agreed that such shares will be subject to lock-up and will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Each of our initial stockholders has agreed not to, subject to certain limited exceptions (as more fully described in more detail above under “Principal Stockholders—Transfers of Founder Shares, Placement Units (including securities contained therein) and Tendered Public Warrants”, transfer, assign or sell any of the founder shares until the earlier of: (i) one year after the consummation of our initial business combination or earlier if, subsequent to our business combination, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, each of our initial stockholders has agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the placement shares, placement warrants, tendered public warrants or warrants that may be issued upon conversion of working capital loans (including the common stock issuable upon exercise of such warrants) until 30 days after the consummation of our initial business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representatives. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We anticipate our units will be listed on Nasdaq under the symbol “CACGU,” and, once the common stock and warrants begin separate trading, we anticipate our common stock and warrants will be listed on Nasdaq under the symbols “CACG” and “CACGW”, respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ overallotment option.

	Per Unit	Without Exercise of the Overallotment Option	With Exercise of Overallotment Option
Public offering price	$10.00	$75,000,000	$86,250,000.00
Underwriting discount(1)	0.275	2,062,500	2,371,875.00
Deferred underwriting discount(1)	0.3125	2,343,750	2,695,312.50
Proceeds before expenses(2)	9.41	70,593,750	81,182,812.50

(1)	The underwriters have agreed to defer $2,343,750, or $2,695,312.50 if the underwriters’ overallotment option is exercised in full, of the underwriting discounts and commissions, equal to 3.125% of the gross proceeds of the units being offered to the public, until the consummation of our initial business combination. Upon the consummation of our initial business combination, deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in a trust account in the United States with Continental Stock Transfer & Trust Company acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. No discounts or commissions will be paid on the sale of the placement units.

(2)	The offering expenses are estimated at $762,500, which are not reflected in the preceding table.

If we do not complete our initial business combination within 21 months from the date of this prospectus, the trustee and the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, excluding any accrued interest thereon and net of franchise and income taxes payable on such interest, to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the overallotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ overallotment option.

•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ overallotment option.

•	Covering transactions involve purchases of units either pursuant to the overallotment option or in the open market after the distribution has been completed in order to cover short positions.

•	To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the overallotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the overallotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchase, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $762,500, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of our initial business combination, subject to the limitations described herein.

Cowen Overseas, an affiliate of Cowen and Company, LLC, one of the lead underwriters in this offering, has committed to purchase 131,250 placement units, each consisting of one share of common stock and one warrant to purchase one share of common stock with an exercise price of $11.50, at a price of $10.00 per unit (a total of $1,312,500) in a private placement that will occur simultaneously with the consummation of this offering. In addition, Cowen Overseas has committed to purchase up to 1,312,500 of our issued and outstanding warrants offered to the public in this offering (representing 17.5% of all of the public warrants issued in this offering (or approximately 15.2% if the underwriters’ over-allotment option is exercised in full)) at a purchase price of $0.60 per warrant in a proposed tender offer that would commence after our announcement of our initial business combination and would be completed upon consummation of such initial business combination. Cowen Overseas has agreed that in no event will any placement units or securities included therein or any tendered public warrants held by Cowen Overseas or any of its “related persons” under the FINRA rules be sold during this offering or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of any such placement units or securities included therein or any such tendered public warrants by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which the this prospectus forms a part. In addition, the placement warrants which form a part of the placement units issued to Cowen Overseas and any tendered public warrants purchased by Cowen Overseas, so long as they are held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effective date of the registration statement of which this prospectus forms a part.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), it has not made and will not make an offer of units described in this prospectus to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, it may make an offer of our units to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the

United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the units to the public in France.

•	Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Reglement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units sold in this offering may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering DLA Piper LLP (US), New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Chart Acquisition Corp. (a development stage company) as of December 31, 2011, and for the period July 22, 2011 (inception) through December 31, 2011, have been included herein in reliance upon the report of Rothstein Kass, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein Kass as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C.

CHART ACQUISITION CORP.
(a development stage company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Chart Acquisition Corp.

We have audited the accompanying balance sheet of Chart Acquisition Corp. (a development stage company) (the “Company”) as of December 31, 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period July 22, 2011 (date of inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations, changes in stockholders’ equity, and cash flows for the period July 22, 2011 (date of inception) to December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein Kass Rothstein Kass

New York, New York
November 19, 2012

CHART ACQUISITION CORP.
(a development stage company)

BALANCE SHEETS

	September 30, 2012 (Unaudited)	December 31, 2011
ASSETS
Current Assets:
Cash	$30,332	$70,274
Due from Sponsor	409	409
Non-current Assets:
Deferred Offering Costs	175,552	154,042
Total Assets	$206,293	$224,725

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	$10,000	$25,252
Note Payable, Sponsor	175,000	175,000
Total Current Liabilities	185,000	200,252

Stockholders’ Equity:
Preferred Stock, $.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.0001 par value; 29,000,000 shares authorized; 2,156,250 shares issued and outstanding, respectively	216	216
Additional Paid-in Capital	24,784	24,784
Deficit Accumulated During Development Stage	(3,707)	(527)
Total Stockholders’ Equity	21,293	24,473
Total Liabilities and Stockholders’ Equity	$206,293	$224,725

The accompanying notes are an integral part of the financial statements.

CHART ACQUISITION CORP.
(a development stage company)

STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2012 (Unaudited)	July 22, 2011 (date of inception) to September 30, 2011 (Unaudited)	July 22, 2011 (date of inception) to December 31, 2011	July 22, 2011 (date of inception) to September 30, 2012 (Unaudited)
Revenue	$—	$—	$—	$—
Formation and operating costs	(3,180)	(461)	(527)	(3,707)
Net Loss Attributable to Common Stockholders	(3,180)	(461)	(527)	(3,707)
Weighted Average Number of Common Shares Outstanding, basic and diluted	2,156,250	2,156,250	2,156,250	2,156,250
Basic and Diluted Net Loss	$(0.00)	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of the financial statements.

CHART ACQUISITION CORP.
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from July 22, 2011 (date of inception) to September 30, 2012

	Common Stock
	Shares	Amount $.0001 Par	Additional Paid-in Capital	Deficit Accumulated During Developmental Stage	Total Stockholders’ Equity
Sale of common stock issued to Sponsor on August 9, 2011 at $.011594 per share	2,156,250	$216	$24,784	$—	$25,000
Net loss attributable to common stockholders’	—	—	—	(527)	(527)
Balance, December 31, 2011	2,156,250	216	24,784	(527)	24,473
Net loss attributable to common stockholders’ (unaudited)	—	—	—	(3,180)	(3,180)
Balance, September 30, 2012 (unaudited)	2,156,250	$216	$24,784	$(3,707)	$21,293

The accompanying notes are an integral part of the financial statements.

CHART ACQUISITION CORP.
(a development stage company)

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2012 (Unaudited)	July 22, 2011 (date of inception) to September 30, 2011 (Unaudited)	July 22, 2011 (date of inception) to December 31, 2011	July 22, 2011 (date of inception) to September 30, 2012 (Unaudited)
Cash Flows from Operating Activities
Net Loss	$(3,180)	$(461)	$(527)	$(3,707)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Accounts payable and accrued expenses		835
Due from Sponsor	—	(409)	(409)	(409)
Net Cash Used in Operating Activities	(3,180)	(35)	(936)	(4,116)
Cash Flows from Financing Activities
Deferred Offering Costs	(36,762)	—	(128,790)	(165,552)
Proceeds from Note Payable, Sponsor	—	175,000	175,000	175,000
Proceeds from Sale of Common Stock to Sponsor	—	25,000	25,000	25,000
Net Cash Provided by (Used in) Financing Activities	(36,762)	200,000	71,210	34,448
Net increase(decrease) in Cash	(39,942)	199,965	70,274	30,332
Cash at Beginning of the Period	70,274	—	—	—
Cash at Ending of the Period	$30,332	$199,965	$0,274	$30,332
Supplemental Disclosure for Non-cash Financing Activities
Accrued expenses included in Deferred Offering Costs	$10,000	$57,077	$25,252	$10,000

The accompanying notes are an integral part of the financial statements.

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Chart Acquisition Corp. (the “Company”) was incorporated in Delaware on July 22, 2011. The Company is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or similar business combination, one or more operating businesses or assets (an “initial business combination”). The Company has neither engaged in any operations nor generated any revenues to date. The Company has selected December 31 as its fiscal year end.

The Company intends to finance the initial business combination in part with the net proceeds from an initial public offering of 7,500,000 units (or 8,625,000 units if the underwriters’ overallotment option is exercised in full), with each unit consisting of one share of its common stock and one warrant to purchase one share of its common stock (the “public offering”—Note 3), a private placement of 2,156,250 shares of its common stock to the Company’s sponsor (the “founder shares”), and a private placement, for an aggregate of 375,000 units to the sponsor, Joseph Wright, the Company’s chief executive officer and chairman of the board and Cowen Overseas Investment LP (“Cowen Overseas”), an affiliate of Cowen and Company, LLC, one of the lead underwriters of the public offering, each unit consisting of one share of common stock and a warrant to purchase one share of common stock (collectively, the “private placements”—Note 4). The Company’s sponsor is Chart Acquisition Group LLC, a Delaware limited liability Company (the “sponsor”).

Upon the closing of the public offering and the private placements, $75,000,000 (or $85,940,625 if the underwriters’ overallotment option is exercised in full) will be held in the trust account (discussed below). The proceeds held in the trust account will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. The trust account will be held at a bank and maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest income that may be released to the Company to pay any taxes to fund working capital requirements and for dissolution expenses, if any, none of the funds held in trust will be released from the trust account until the earlier of: (i) the consummation of the Company’s initial business combination; (ii) the expiration or termination of any tender offer conducted by the Company in connection with a proposed business combination not otherwise withdrawn; (iii) the redemption of the Company’s public shares if it is unable to consummate a business combination within 21 months from the date of the Company’s final prospectus, subject to applicable law; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period.

Initial Business Combination

For the purposes of consummating an initial business combination, the Company is not limited to a particular industry or geographic region, although its management team intends to focus on operating businesses in the following sectors: the provision and/or outsourcing of government services. The management team anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. It may also, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest.

The Company intends to consummate the initial business combination and conduct the redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and will file tender offer documents with the Securities and Exchange Commission.

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS — (continued)

Initial Business Combination (continued)

If, however, a stockholder vote is required by law or Nasdaq, or the Company decides to hold a stockholder vote for business or legal reasons, it will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company holds a stockholder vote, public stockholders regardless of how they vote that elect to exercise their redemption rights shall be entitled to receive cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes or the payment of taxes. Regardless of whether the Company holds a stockholder vote or a tender offer in connection with an initial business combination, public stockholders will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but less taxes payable plus amounts released to fund working capital requirements and any amounts used for purchasing public shares. As a result, such shares will be recorded at conversion/tender value and classified as temporary equity upon the completion of the public offering, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC Topic 480, “Distinguishing Liabilities from Equity.”

The Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 and, solely if it seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Solely if the Company holds a stockholder vote to approve the initial business combination, and it does not conduct redemptions pursuant to the tender offer rules, it may enter into privately negotiated transactions to purchase public shares from stockholders who would otherwise elect to redeem their shares, with such purchases made using funds held in the trust account. All shares so purchased by the Company will be immediately cancelled.

Liquidation

If the Company does not consummate an initial business combination within 21 months from the closing of the public offering, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to the Company for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Basis of Presentation (continued)

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange of Commission (SEC), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2012 and the results of operations for the nine months ended September 30, 2012, period from July 22, 2011 (date of inception) to September 30, 2011 and for the period from July 22, 2011 (date of inception) to September 30, 2012.

Development Stage Company

The Company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities.” As of September 30, 2012, the Company had not commenced operations or generated revenue. All activity through the date the financial statements were issued relates to the Company’s formation, the private placement of the founder shares to the sponsor, and the proposed public offering. Following the public offering, the Company will not generate any operating revenues until after completion of an initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated trust account after the public offering.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. During the period from inception through September 30, 2012, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common shares and then share in the earnings of the Company. As a result, dilutive loss per common share is equal to basic loss per common share for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Tax

The Company complies with GAAP which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. The Company established a full valuation allowance of $1,081 and $180 at September 30, 2012 (unaudited) and December 31, 2011, respectively.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Income Tax (continued)

processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings.

Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of September 30, 2012, (unaudited) or December 31, 2011.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of $175,552 and $154,042 at September 30, 2012 (unaudited) and December 31, 2011, respectively, of legal and accounting fees incurred through the balance sheet dates that are related to the proposed public offering and private placements and that will be charged to stockholders’ equity upon the completion of the public offering, or charged to operations if the public offering is not completed.

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of the Company’s financial instruments, including cash and note payable to officer, approximate their carrying amounts represented on the balance sheets.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. PROPOSED PUBLIC OFFERING

Pursuant to the proposed public offering, the Company will offer for sale 7,500,000 units (or 8,625,000 units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per unit. Each unit consists of (i) one share of the Company’s common stock, $0.0001 par value (“common stock”), and (ii) one warrant to purchase one share of common stock (“warrant”). Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50. Each warrant will become exercisable on the later of 30 days after the completion of an initial business combination and one year from the date of the prospectus for the proposed public offering, and will expire five years from the date of the initial business combination, or earlier upon redemption or liquidation. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice after the warrants become exercisable, only in the event that the last sales price of the common stock (or the closing bid price of the common stock in the event shares of our common stock are not traded on any specific trading day) equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before the notice of redemption is given. In the event that a registration is not effective at the time of exercise, the holders of the

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

3. PROPOSED PUBLIC OFFERING — (continued)

warrants shall not be entitled to exercise such warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrants and the warrants will expire worthless.

4. RELATED PARTY TRANSACTIONS

Private Placements

On August 9, 2011, the Company issued to its sponsor in a private placement 2,156,250 (retroactively restated, see note 6) founder shares (after giving effect to its 0.75-for-1 reverse stock split effectuated on July 10, 2012) of restricted common stock for an aggregate purchase price of $25,000, of which up to 281,250 are subject to complete or partial forfeiture. The initial shares will not be released from transfer restrictions until: (i) one year after the consummation of the Company’s initial business combination or earlier if, subsequent to its business combination, the last sales price of its common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after its initial business combination, or (ii) the date on which it consummates a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The sponsor, Joseph Wright and Cowen Overseas have separately agreed to purchase, on or before the date of the prospectus for the proposed public offering, an aggregate of 375,000 units (the “placement units”) from the Company at a price of $10.00 per unit, each unit consisting of one share of common stock (“placement shares”) and a warrant to purchase one share of common stock (“placement warrants”) (for an aggregate purchase price of $3,750,000) in private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The placement warrants will be identical to the warrants sold in the public offering except that, (i) if held by the initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis at the option of the holder; and (b) will not be redeemable by the Company, and (ii) the placement warrants issued to Cowen Overseas, so long as held by Cowen Overseas or any of its related persons under FINRA rules, will expire five years from the effectiveness of the registration statement. In addition, the placement warrants and placement shares will be subject to transfer restrictions until 30 days following the consummation of the initial business combination. Since the Company is not required to net-cash settle the placement warrants, management has determined that they will be recorded at fair value and classified within stockholders’ equity as additional paid-in capital upon their issuance in accordance with FASB ASC 815-40.

The founder shares and the placement shares are identical to the shares of common stock included in the units being sold in the public offering except that (i) the founder shares and the placement shares will be subject to certain transfer restrictions as described above, and (ii) each of the initial stockholders and Cowen Overseas has agreed not to redeem any of the founder shares or placement shares, as the case may be, held by them in connection with the consummation of an initial business combination, and each has also waived its rights to participate in any redemption with respect to its initial shares and placement shares, as the case may be, if the Company fails to consummate an initial business combination. However, each of the initial stockholders and Cowen Overseas (as applicable) will be entitled to redeem any public shares it acquires in or after the public offering in the event the Company fails to consummate an initial business combination within the required time period.

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

4. RELATED PARTY TRANSACTIONS — (continued)

Private Placements (continued)

In connection with a stockholder vote to approve an initial business transaction, if any, each of the Company’s initial stockholders have agreed to vote their initial shares and/or placement shares, as the case may be, in favor of the initial business transaction. In addition, the Company’s initial stockholders, officers and directors have each also agreed to vote any shares of common stock acquired in the public offering or in the aftermarket in favor of the initial business transaction submitted to stockholders for approval, if any.

The initial holders of the Company’s founder shares and placement shares and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the proposed public offering.

Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares, the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, commencing, in the case of the initial shares, one year after the consummation of the initial business combination and commencing, in the case of the placement shares, the placement warrants and the shares of common stock underlying the placement warrants, 30 days after the consummation of the initial business combination.

Note Payable to Sponsor

The Company issued a $175,000 unsecured promissory note to the Sponsor on August 9, 2011, which was amended on March 31, 2012 and September 30, 2012, respectively. The proceeds from the loan will be used to fund organizational and offering expenses incurred or expected to be incurred by the Company. The principal balance of the note is payable on the earlier of (i) the date of the consummation of the public offering or (ii) December 31, 2012. The principal balance is prepayable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the note. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Administrative Services

The Company has agreed to pay its sponsor or an affiliate of its sponsor $10,000 per month for office space and general and administrative services, commencing upon the date of the prospectus of the public offering. This agreement commences on the date of the public offering and shall continue until the earlier to occur of: (i) an initial business combination and (ii) 21 months from the date of the Company’s prospectus.

5. COMMITMENTS

The Company has granted Cowen and Company and Deutsche Bank Securities, as the representatives of the underwriters for the offering, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover overallotments, if any.

The Company is committed to pay an underwriting discount of 2.750% of the public unit offering price to the underwriters at the closing of the public offering, with an additional deferred fee of 3.125% of the gross offering proceeds payable to the representatives of the underwriters upon the Company’s consummation of an initial business combination.

6. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 29,000,000 shares of common stock. Holders of the Company’s common stock are entitled to one vote for each share. As of September 30, 2012 (unaudited) and December 31, 2011, there were 2,156,250 shares of common stock outstanding.

CHART ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the Period from July 22, 2011 (date of inception) to September 30, 2012

6. STOCKHOLDERS’ EQUITY — (continued)

Common Stock (continued)

On July 9, 2012, the Company’s stockholders approved a 0.75-for-1 reverse split of the Company’s common stock. The reverse split became effective July 10, 2012. All of the share and per share amounts discussed in the financial statements have been adjusted to reflect this reverse split. In addition authorized shares decreased from 100,000,000 to 29,000,000.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, in one or more series, with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. At September 30, 2012 (unaudited) and December 31, 2011, the Company has not issued any shares of preferred stock.

7. SUBSEQUENT EVENT

These financial statements were approved by management and available for issuance on November 19, 2012. Subsequent events have been evaluated through this date.

$75,000,000

Chart Acquisition Corp.

7,500,000 Units

PROSPECTUS

Deutsche Bank Securities Cowen and Company Mitsubishi UFJ Securities

                    , 2012

Until                         , 2013, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC filing fee	13,179
FINRA filing fee	12,000
Accounting fees and expenses	45,000
Printing and engraving expenses	45,000
Legal fees and expenses	250,000
NASDAQ Capital Market fees	50,000
Travel and roadshow	30,000
Directors and officers insurance	250,000
Miscellaneous expenses(1)	67,321
Total	$762,500

(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs, transfer agent fees, warrant agent fees and trustee fees.

Item 14.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses

(including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 8.2 of our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Chart Acquisition Holdings LLC	2,156,250
Total	2,156,250

Such shares of common stock were issued to our sponsor on August 9, 2011 (after giving effect to a 0.75-for-1 reverse split of the Company’s shares of common stock effectuated on July 10, 2012) in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an “accredited investor” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to our sponsor were sold for an aggregate offering price of $25,000 at a purchase price of $.0116 per share. No underwriting discounts or commissions were paid with respect to such sales. Of these securities, up to 281,250 shares of common stock are subject to forfeiture in the event that the underwriters’ overallotment option is not exercised, in full.

On or before the date of the prospectus accompanying this registration statement, our sponsor, Joseph Wright and Cowen Overseas will separately purchase an aggregate of 375,000 placement units. These placement units will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. Private placement subscription agreements have been entered into between the Company and each of our sponsor, Joseph Wright and Cowen Overseas in connection with these placement units and is attached as an exhibit.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ collective ownership of founder shares at 20% of our issued and outstanding shares of common stock upon consummation of the offering (excluding the placement shares). If we decrease the size of the offering we will effect a reverse split of our common stock immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ collective ownership of founder shares at 20% of our issued and outstanding shares of common stock (excluding the placement shares) upon the date of this prospectus, in each case without giving effect to the sale of placement units to our sponsor, Joseph Wright and Cowen Overseas as described above. Any such increased number of shares will be subject to forfeiture in the event that the underwriter’s overallotment option is not exercised in full. Any such decreased number of shares will be forfeited, with the remainder subject to forfeiture in the event that the underwriter’s overallotment option is not exercised in full.

Item 16.    Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page and which is incorporated by reference herein.

Item 17.    Undertakings.

(a)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7 th day of December, 2012.

CHART ACQUISITION CORP.

By:  /s/ CHRISTOPHER D. BRADY

Name: Christopher D. Brady Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ JOSEPH R. WRIGHT*	Chief Executive Officer and	December 7, 2012
Joseph R. Wright	Chairman of the Board

/s/ CHRISTOPHER D. BRADY	President and Director	December 7, 2012
Christopher D. Brady

/s/ MICHAEL LABARBERA*	Principal Accounting and Financial	December 7, 2012
Michael LaBarbera	Officer, Secretary

/s/ GOVERNOR THOMAS RIDGE*	Director	December 7, 2012
Governor Thomas Ridge

/s/ SENATOR JOSEPH ROBERT* “BOB” KERREY	Director	December 7, 2012
Senator Joseph Robert “Bob” Kerrey

/s/ PETER A. COHEN*	Director	December 7, 2012
Peter A. Cohen

/s/ TIMOTHY N. TEEN*	Director	December 7, 2012
Timothy N. Teen

/s/ MANUEL D. MEDINA	Director	December 7, 2012
Manuel D. Medina

*By: /s/ Christopher D. Brady Name: Christopher D. Brady Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Certificate of Amendment to Certificate of Incorporation.*
3.3	Form of Amended and Restated Certificate of Incorporation.*
3.4	Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate (included in Exhibit 4.4). *
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. *
5.1	Opinion of Ellenoff Grossman & Schole LLP.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration Rights Agreement among the Registrant and security holders. *
10.3	Form of Letter Agreement by and between the Registrant’s security holders, the officers and directors of the Registrant, and the underwriters. *
10.4	Securities Purchase Agreement dated August 9, 2011 between the Registrant and Chart Acquisition Group LLC.*
10.5	Second Amended and Restated Promissory Note, dated as of September 30, 2012 issued to Chart Acquisition Group LLC in the amount of $175,000.*
10.6	Third Amended and Restated Placement Unit Subscription Agreement between the Registrant and Sponsor.*
10.7	Third Amended and Restated Placement Unit Subscription Agreement between the Registrant and Cowen Overseas Investment LP. *
10.8	Form of Letter Agreement between Chart Acquisition Group LLC and Registrant regarding administrative support.*
10.9	Form of Indemnity Agreement.*
10.10	Second Amended and Restated Placement Unit Subscription Agreement between the Registrant and Joseph Wright.*
10.11	Form of Escrow Agreement among Sponsor, Joseph Wright, Cowan Overseas, Continental Stock Transfer & Trust Company and Cowan and Company, LLC. *
14.1	Code of Business and Ethics.*
23.1	Consent of Rothstein Kass.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1). *
24	Power of Attorney.*
99.1	Audit Committee Charter.*

*	Previously filed.